UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Core Laboratories N.V.
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CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 13, 2014
Dear Shareholder:
You are cordially invited to attend our 2014 annual meeting of shareholders which will be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands, on Tuesday, May 13, 2014 at 2:30 p.m. Central European Time ("CET") for the following purposes as proposed by the Board of Supervisory Directors:

1.	To re-elect three Class I Supervisory Directors to serve until our annual meeting in 2017 and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our Company's independent registered public accountants for the year ending December 31, 2014;

3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables;

4.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2013;

5.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CET on May 13, 2014;

6.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 13, 2015, and such repurchased shares may be used for any legal purpose;

7.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015;

8.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015;

9.
To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan (the "Director Plan"), the principal purpose of which is to extend the term of the Director Plan through May 12, 2024;

10.
To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan (the "LTIP"), the principal purposes of which are to increase the number of shares authorized for issuance thereunder, to extend the term of the LTIP through May 12, 2024 and to seek approval of the LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
Each of the items 2 through 8 being presented at the annual meeting has been presented to and approved by our shareholders at our prior annual meetings. The prior amendment and restatement of items 9 and 10 were approved by our shareholders at our 2006 and 2007 annual meetings, respectively. In large measure, each of the items 2 through 8 are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands. Copies of the Dutch statutory annual accounts, the report of the Management Board and the list of nominees for the Supervisory Board will be available for inspection at our offices in The Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting. The proxy materials, including the aforementioned copies, will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com.

IF YOU PLAN TO ATTEND IN PERSON:
Attendance at the meeting is limited to shareholders, Company management and Company advisors. Registration will begin at 1:30 p.m. CET and the meeting will begin at 2:30 p.m. CET. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 15, 2014, as described further in the Proxy Statement) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.
It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares at the close of business Eastern Daylight Time on April 15, 2014. Please mark, sign, date and return the accompanying proxy card accordingly. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.
By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, The Netherlands
March ___, 2014

The Right of Shareholders to Request a Shareholder Meeting	61
Shareholders Sharing the Same Address	61
Incorporation by Reference	61
Other Information	61

CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2014 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March ___, 2014 and written notice has been sent to our shareholders on that same date in a manner consistent with applicable law. If you receive notice of the materials and desire to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. ("Core" or the "Company") for use at our 2014 annual meeting of shareholders to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands, on Tuesday, May 13, 2014 at 2:30 p.m. CET for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the Securities and Exchange Commission (the "SEC"), we are making this proxy statement and our Annual Report available on the Internet. On or before April 1, 2014, in order to be able to comply with applicable electronic notification deadlines, we mailed a notice to those who were shareholders as of the close of business Eastern Daylight Time on March ___, 2014 containing instructions on how to access the proxy statement and Annual Report and vote online. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com. See the Section below on "WHO IS ENTITLED TO VOTE" for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board of Supervisory Directors:

1.	To re-elect three Class I Supervisory Directors to serve until our annual meeting in 2017 and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers as our Company's independent registered public accountants for the year ending December 31, 2014;

3.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables;

4.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2013;

5.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CET on May 13, 2014;

6.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 13, 2015, and such repurchased shares may be used for any legal purpose;

7.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015;

8.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015;

9.
To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan (the "Director Plan"), the principal purpose of which is to extend the term of the Director Plan through May 12, 2024;

10.
To approve and resolve the amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan (the "LTIP"), the principal purposes of which are to increase the number of shares authorized for issuance thereunder, to extend the term of the LTIP through May 12, 2024 and to seek approval of the LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986; and

11.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2014 annual meeting to those shareholders who hold common shares at the close of business Eastern Daylight Time on March 14, 2014 in order to be able to comply with applicable electronic notification deadlines. As of March 14, 2014, there were [ ] common shares outstanding. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting.

The March 14, 2014 date only determines who receives the electronic notice and does not determine who has the right to vote at that annual meeting. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares at the close of business Eastern Daylight Time on April 15, 2014. This latter date is considered to be the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares on such date are entitled to vote. Under Dutch law, this latter date must occur exactly twenty-eight (28) days before the date of the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com.

If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.

Given the time of the meeting in The Netherlands, in order for your mailed or online vote to be counted, it must be received on or before 5:00 p.m. Eastern Daylight Time on Monday, May 12, 2014. The official electronic voting results will be those reported by our vote tabulator, Broadridge, in its final report upon the close of business Eastern Daylight Time on Monday, May 12, 2014. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders, Company management and Company advisors. Registration will begin at 1:30 p.m. CET and the meeting will begin at 2:30 p.m. CET. Each shareholder desiring to attend MUST bring proof of share ownership as of the "day of registration" (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 15, 2014) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank or share certificates. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted "FOR" all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

Under Dutch law and our Articles of Association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that in relation to items 5 and 8, a two-thirds majority of the votes cast is required to approve the proposal in the event less than 50% of the issued share capital is present or represented at the meeting. The Company's Articles of Association prohibit shareholders from acting by written consent, unless such written consent is unanimous and Dutch law does not allow a written consent at a lesser percentage.

Dutch law and our Articles of Association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A "broker non-vote" occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or "NYSE."

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and also through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Okapi Partners may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES
Security Ownership by Certain Beneficial Owners and Management
The table below sets forth certain information, as of March 14, 2014, with respect to the common shares beneficially owned by:

•	each person known to us to own beneficially 5% or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our named executive officers; and

•	all Supervisory Directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)
Capital World Investors (3)	3,590,000	#DIV/0!
Brown Advisory Incorporated (4)	3,191,802	#DIV/0!
Carmignac Gestion (5)	3,137,284	#DIV/0!
EARNEST Partners, LLC (6)	2,858,802	#DIV/0!
The Vanguard Group (7)	2,731,709	#DIV/0!
ClearBridge Advisors, LLC (8)	2,483,301	#DIV/0!
David M. Demshur	285,814	*
Richard L. Bergmark	116,885	*
Monty L. Davis	113,035	*
D. John Ogren	37,825	*
Michael C. Kearney	12,361	*
Charles L. Dunlap	100	*
Jan Willem Sodderland	100	*
Lucia van Geuns	—	*
Margaret Ann van Kempen	100	*
All Supervisory Directors and executive officers as a group	566,220	#DIV/0!
* Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on [ ] common shares outstanding as of March 14, 2014.

(3)
Based upon an Amendment No. 7 to Schedule 13G/A filed with the SEC on February 7, 2014, Capital World Investors is deemed to be the beneficial owner of 3,590,000 shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors' current address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)
Based upon an Amendment No. 2 to Schedule 13G/A filed with the SEC on February 6, 2014, Brown Advisory Incorporated is deemed to be the beneficial owner of 3,191,802 shares. Brown Advisory's current address is 901 South Bond Street, Suite 400, Baltimore, MD 21231.

(5)	Based upon a Form 13F filed with the SEC on January 16, 2014, Carmignac Gestion's current address is 24, place Vendôme 75001 Paris, France.

(6)
Based upon an Amendment No. 2 to Schedule 13G filed with the SEC on February 6, 2014, EARNEST Partners, LLC is deemed to be the beneficial owner of 2,858,802 shares. EARNEST Partners' current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(7)
Based upon an Amendment No. 1 to Schedule 13G/A filed with the SEC on February 6, 2014, The Vanguard Group is deemed to be the beneficial owner of 2,731,709 shares. Vanguard's current address is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based upon an Amendment No. 8 to Schedule 13G/A filed with the SEC on February 14, 2014, ClearBridge Investments, LLC is deemed to be the beneficial owner of 2,483,301 shares. ClearBridge Investments' current address is 620 8th Avenue, New York, NY 10018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Supervisory Directors, named executive officers and persons who own more than 10% of our common shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2013.

Equity Compensation Plan Information

We have two main incentive plans, our 2007 Long-Term Incentive Plan, which we refer to as our LTIP, and our Director Plan, both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2013.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
2007 Long-Term Incentive Plan	540,059	$—	454,053
2006 Director Plan	23,276	$—	567,199
Equity compensation plans not approved by our shareholders	—	—	—

Total	563,335	$—	1,021,252

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the Standard & Poor's Oil & Gas Equipment and Services Index (which has been selected as our peer group) for the period beginning December 31, 2008 and ending December 31, 2013. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2008 and that all dividends were reinvested. The shareholder return set forth below is not necessarily indicative of future performance. The following graph and related information shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Core Laboratories specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION

Board of Supervisory Directors

In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director each year over the next few years (the "Succession Plan"). At the 2011 annual meeting, the shareholders elected Mr. Jan Willem Sodderland to replace Mr. Jacobus Schouten, coinciding with the resignation of Mr. Schouten from the Supervisory Board. At the 2012 annual meeting, the shareholders elected Ms. Margaret Ann van Kempen to replace Mr. Lex Vriesendorp, coinciding with the retirement of Mr. Vriesendorp from the Supervisory Board. At the 2013 annual meeting, the shareholders elected Mr. Charles L. Dunlap and Ms. Lucia van Geuns each for three year terms ending in 2016 to replace Mr. Joe Perna, coinciding with his retirement from the Supervisory Board and to replace Mr. Rene Joyce, coinciding with his early resignation from the Supervisory Board. At the 2013 annual meeting, the shareholders also re-elected Mr. D. John Ogren for a three year term ending in 2016. For the 2014 annual meeting, the Board of Supervisory Directors is proposing the re-election of Messrs. Demshur, Kearney and Sodderland as Class I Supervisory Directors. All three candidates are being nominated for terms expiring at the annual meeting in 2017. Set forth below as of March 5, 2014 are the names, ages and biographical information for our Supervisory Directors who will serve following the annual meeting, including individuals who have been nominated for reelection as a Supervisory Director. You may vote for all three of the nominees, for two of the nominees, for one of the nominees or for none of the nominees.

Nominees for Class I Supervisory Directors (Term to Expire 2017)
David M. Demshur, 58 Chief Executive Officer and Supervisory Director since initial public offering in 1995 Chairman of Supervisory Board since May 2001
Since joining our Company in 1979, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur's extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, the Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

Michael C. Kearney, 65 Supervisory Director since 2004 Chairman of Audit Committee
In November 2013, Mr. Kearney was elected to the Supervisory Board of Frank's International N.V., a Dutch company specializing in supplying engineered tubular services for the oil and gas industry, and was also named as chairman of its Audit Committee. Mr. Kearney formerly served as President and Chief Executive Officer of DeepFlex Inc. from September 2009 until October 2013 and had served as the Chief Financial Officer of DeepFlex Inc. from January 2008 until September 2009. Previously, he served as Executive Vice President and Chief Financial Officer of Tesco Corporation, a Canadian based oil service company from October 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the Chief Financial Officer and Vice President - Administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney brings to the Company significant accounting expertise as a result of his work experience and educational training. His executive level experience as Chief Financial Officer at publicly traded companies and direct knowledge and experience of operating and maintaining internal controls over financial reporting benefits the Company given Mr. Kearney's former positions as a certifying officer. Mr. Kearney has a Master of Science degree in Accountancy and a BBA degree in Finance.

Jan Willem Sodderland, 72 Supervisory Director since 2011
Mr. Sodderland serves on the board of European subsidiaries of a number of international companies. From 1974 until 2006, Mr. Sodderland was an attorney and partner of NautaDutilh and was stationed in Rotterdam, Brussels and Amsterdam. In his practice, Mr. Sodderland has built up considerable experience in assisting and advising companies in complicated takeovers, mergers and joint ventures. Mr. Sodderland has long had a close relationship with Japan and China and has published a number of articles about investment possibilities in Asia. He is also the past Chairman of the Pacific Rim Advisory Council, an association of some thirty independent law firms in various parts of the world. His legal practice and service on boards has given him broad, diversified exposure to best practices for corporate governance. Prior to his election to the Supervisory Board in 2011, Mr. Sodderland served as a non-employee managing director of Core Laboratories International B.V., which is the managing director of the Company, and as a non-employee director of other Dutch affiliates of the Company.

Continuing Class II Supervisory Directors (Term To Expire 2016)
D. John Ogren, 70 Supervisory Director since 2000 Chairman of Compensation Committee Member of Audit Committee
Mr. Ogren served as the President of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco International in 1997 and Schlumberger's acquisition of Camco International in 1998. From 1989 until 1991, Mr. Ogren served as Senior Vice President of Conoco Inc. and from 1992 until 1994, as Senior Vice President of E.I. duPont. Mr. Ogren served as a director of the John Wood Group PLC until May 2011 and as Chairman of Deepflex Inc. until August 2011. Previously, he served as non-executive Chairman of WellDynamics, a Halliburton/Shell joint venture. He is a member of the Society of Petroleum Engineers. The combination of Mr. Ogren's experiences within the oilfield service sector in addition to his senior level work experience within an oil and gas operating company provide valuable insight for the Company. Having served in senior operating and executive management positions as well as in the role of Chairman of other companies during his career, he has the background to deal with the many facets of planning as well as issues related to compensation that are handled in his role as Chairman of the Compensation Committee.

Charles L. Dunlap, 70 Supervisory Director since 2013 Chairman of Nominating, Governance and Corporate Responsibility Committee Member of Audit and Compensation Committees
Mr. Dunlap is Chief Executive Officer and President of TransMontaigne, a terminaling and transportation company, and Chief Executive Officer of TransMontaigne Partners L.P., a publicly-traded master limited partnership, both based in Denver, Colorado. Mr. Dunlap served as Chief Executive Officer and President of Pasadena Refining System, Inc., based in Houston, Texas from January 2005 to December 2008. From 2000 to 2004, Mr. Dunlap served as one of the founding partners of Strategic Advisors, L.L.C., a management consulting firm based in Baltimore, Maryland. Prior to that time, Mr. Dunlap served in various senior management and executive positions at various oil and gas companies including Crown Central Petroleum Corporation, Pacific Resources Inc., ARCO Petroleum Products Company and Clark Oil & Refining Corporation. Mr. Dunlap is a graduate of Rockhurst University, holds a Juris Doctor degree from Saint Louis University Law School and is a graduate of the Harvard Business School Advanced Management Program. Mr. Dunlap's extensive management experience in the oil and gas sector as well as his diverse educational background allow him to provide valuable insight on management and strategic issues.

Lucia van Geuns, 58 Supervisory Director since 2013 Member of Nominating, Governance and Corporate Responsibility Committee
Ms. van Geuns is a Senior Fellow at the Clingendael International Energy Programme (CIEP) and has held a position with CIEP since 2003. Her research focuses around the geopolitics and macro-economics of international energy markets and energy transition. In September 2013, she became the President of the Royal Geological and Mining Society of the Netherlands (KNGMG). She started her career in 1980 as a petroleum geologist at the Shell Research Laboratories for Royal Dutch Shell plc. in Rijswijk, after which she served for Brunei Shell Petroleum from 1983 to 1986. In her 22 years with Royal Dutch Shell she has held many different technical and management positions, including manager of Geological Services in Rijswijk from 1989 to 1993 and leader of various exploration and production projects during the 1990s, including the large Camisea gas/liquid project in Peru and field development planning in the Niger delta. She has a strong background in geoscience, petroleum engineering and economics & planning. In her present role at Clingendael, she is a frequent speaker on energy market issues for various public and private stakeholders. Ms. van Geuns holds an MSc in Earth Sciences from the University of Leiden and is a member of various professional associations. Ms. van Geuns' background in geology, her extensive technical experience in international petroleum projects and her knowledge of petroleum economics provide a set of skills complementary to the other members of the Supervisory Board.

Continuing Class III Supervisory Directors (Term to Expire 2015)
Richard L. Bergmark, 60 Executive Vice President and Chief Financial Officer Supervisory Director since initial public offering in 1995
Mr. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. He has substantial knowledge of the industry based upon his 25+ years with the Company and its predecessors and has extensive knowledge about the history of the Company, both of which are important for planning and management purposes. Furthermore, his understanding of the financial matters relating to the Company and our industry are of crucial importance to the Company. Mr. Bergmark, along with our Chief Executive Officer, has developed important contacts with others in the industry and has an excellent relationship with our shareholders.

Margaret Ann van Kempen, 61 Supervisory Director since 2012 Member of Nominating, Governance and Corporate Responsibility Committee and Compensation Committee
Ms. van Kempen has been the owner and managing partner of Van Kempen Public Relations & Public Affairs since 1997. She has extensive experience in strategic corporate communications and investor relations, with a focus on reputation and risk management. She has provided litigation PR and communications advice on a wide variety of issues in high profile cases in and outside the Netherlands. Her clients cover a range of sectors including telecommunications,  energy, ICT, professional services and fashion industry. From 1988 to 1995 she was Director European Affairs of Financial Times Television. Before that she worked in government and semi-government organizations including the Ministry of Economic Affairs. Ms. van Kempen's background in corporate communications and knowledge of strategic investor relations, including her knowledge of such matters in Europe, allow her to provide unique insight to the Company particularly in light of our dual listing on the NYSE Euronext in Amsterdam.

Non-Executive Supervisory Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Supervisory Directors in 2013. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors:

Supervisory Director Compensation for Year Ended December 31, 2013

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (2)(3)	Change in Post-employment Benefit Value ($) (4)	Total ($)
ACTIVE DIRECTORS
Charles L. Dunlap	$40,400	$155,181	$0	$195,581
Michael C. Kearney	85,400	141,788	0	227,188
D. John Ogren	93,450	141,788	0	235,238
Jan Willem Sodderland	53,000	141,788	0	194,788
Lucia van Geuns	28,500	155,181	0	183,681
Margaret Ann van Kempen	58,550	141,788	0	200,338

FORMER DIRECTORS
Rene R. Joyce (1)	43,900	0	0	43,900
Joseph R. Perna (1)	$24,500	$141,788	$(430,000)	$(263,712)

(1)	Retired from the Supervisory Board effective May 16, 2013.

(2)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2013 and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R).

(3)
Each of our non-executive Supervisory Directors who served any portion of 2013 still had the following aggregate number of stock awards, for their 2011 RSAPs, 2012 RSAPs and 2013 RSAPs, outstanding as of December 31, 2013: Mr. Joyce, 0; Mr. Kearney, 3,698; Mr. Ogren, 3,698; Mr. Perna, 3,698; Mr. Sodderland, 3,698; Ms. van Kempen, 2,229; Ms. van Geuns, 1,088; and Mr. Dunlap, 1,088. None of our non-executive Supervisory Directors had any option awards outstanding as of December 31, 2013.

(4)
The change in post-employment benefit value for 2013 was the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the Internal Revenue Code which is required for valuing payouts from qualified plans.

 Retainer/Fees. Each non-executive Supervisory Director was paid the following amounts during fiscal 2013:

•	a base annual retainer, payable semiannually in arrears, in the amount of $45,000;

•	an additional annual retainer for the following positions:

◦	for our Lead Director, an additional $15,000;

◦	for our Audit Committee chairman, an additional $25,000;

◦	for our Compensation Committee chairman, an additional $20,000;

◦	for our Nominating, Governance and Corporate Responsibility Committee chairman, an additional $9,000;

•	$2,000 per meeting of the Supervisory Board at which the individual is present in person;

•	$1,850 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

Equity-based Compensation.

Effective April 1, 2011, we made a grant of restricted shares to the non-executive Supervisory Directors, including Mr. Schouten, who was leaving the Supervisory Board pursuant to the Succession Plan, and Mr. Sodderland, the new Supervisory

Director elected at the annual meeting in 2011 (the Effective Date of his grant was May 31, 2011) in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2011, rounded upwards to the nearest whole share for a total of 1,469 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2011 (the "2011 Vesting Period") and will end on March 31, 2014.

Effective April 1, 2012, we made a grant of restricted shares to the non-executive Supervisory Directors, including Mr. Vriesendorp, who was leaving the Supervisory Board pursuant to the Succession Plan, as discussed below, and Ms. van Kempen, the new Supervisory Director elected at the annual meeting in 2012 (the Effective Date of her grant was May 31, 2012) in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2012, rounded upwards to the nearest whole share for a total of 1,141 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2012 (the "2012 Vesting Period") and will end on March 31, 2015.

Effective April 1, 2013, we made a grant of restricted shares to the non-executive Supervisory Directors, including Mr. Perna, who was leaving the Supervisory Board pursuant to the Succession Plan, and Mr. Dunlap and Ms. van Geuns, the new Supervisory Directors elected at the annual meeting in 2013 (the Effective Date of their grant was May 31, 2013) in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2013, rounded upwards to the nearest whole share for a total of 1,088 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2013 (the "2013 Vesting Period") and will end on March 31, 2016.

For all of the pending awards, at the time they were approved by the Compensation Committee and the Supervisory Board, they required the recipient's continued service as a director (other than for death or disability) to the time of vesting for the recipient to receive the shares that otherwise vested. In the event of an award recipient's death or disability prior to the last day of these performance or vesting periods, his or her restricted shares would vest as described above. As originally provided, if an award recipient's service with us terminated (other than for death or disability) prior to the last day of these performance or vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2006 Non-Employee Director Stock Incentive Plan) prior to the last day of these performance or vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted shares will vest as of the effective date of such change in control.

On March 2, 2011, the Supervisory Board approved the Succession Plan whereby one non-executive Supervisory Director would be replaced per year over a period of six years to allow new members to join the Supervisory Board. Consequently, the Compensation Committee and Supervisory Board have taken action to adjust the award agreements to equitably take into account the fact that (1) the Company is initiating the change in non-executive Supervisory Directors and (2) the members being rotated off of the Supervisory Board pursuant to the Succession Plan will not have a choice about remaining in service as a Supervisory Director to achieve full vesting of all currently awarded grants. At present, only Messrs. Kearney, Ogren, Perna, Schouten and Vriesendorp are governed by the Succession Plan and have had or will have their grants extended. Mr. Joyce, who resigned from the Supervisory Board in 2013, one year prior to the end of his term, forfeited any RSAP grant pending at the time of his early resignation.

Other Arrangements. Mr. Perna was one of our officers until his retirement on March 1, 1998. He participates in the Group SERP. Please see "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Group SERP" for a discussion of the terms of that plan.

Minimum Stock Ownership by Non-Executive Supervisory Directors. Non-executive Supervisory Directors must maintain equity ownership of Company stock in the minimum amount of five times the annual base retainer for the previous year, and will be allowed five years to achieve that minimum equity ownership. All current Supervisory Directors are in compliance with this requirement at the 2014 retainer level, except for Mr. Sodderland, who was newly elected in 2011, and still has two years to achieve that level of equity ownership; Ms. van Kempen, who was newly elected in 2012, and still has three years to achieve that level of equity ownership; and Mr. Dunlap and Ms. van Geuns, who were newly elected in 2013, and still have four years to achieve that level of equity ownership. The Company has a written policy against Insider Trading that is applicable to all Supervisory Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, or cap arrangements; etc.) is not allowed at any time.

 2014 Non-Executive Supervisory Director Compensation. Each non-executive Supervisory Director shall receive the same cash compensation in 2014 as received in 2013 and described above under “Retainer/Fees" on page 12 of this proxy statement.

In addition, effective on April 1, 2014, we have awarded each of our non-executive Supervisory Directors, an amount of restricted shares equal to $150,000 based on the closing price of our common stock on March 31, 2014, rounded upwards to the nearest whole share. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that begins on April 1, 2014 and ends on March 31, 2017. This award will be subject to the same rules applicable to the pending 2011-2013 RSAP grants.

Board Membership

The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company's Articles of Association. Under Dutch law, the Supervisory Board's duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of eight Supervisory Directors. The Supervisory Directors are expected to exercise oversight of management with the Company's interests in mind. The Supervisory Board is divided into three classes, with each class subject to re-election every third year by the shareholders at the annual meeting.

The Management Board's sole member is Core Laboratories International B.V. As a Managing Director, Core Laboratories International B.V.'s duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Board Structure

Mr. Demshur serves as the Company's Chief Executive Officer and as Chairman of the Supervisory Board. Given the size of the Company, we believe our shareholders are well served by having Mr. Demshur hold the Chief Executive Officer role along with being Chairman of the Supervisory Board of the Company and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Following the 2013 annual meeting, Mr. Ogren was appointed to serve as our Lead Director. The appointment of the Lead Director is reviewed and subject to appointment by the Supervisory Board at its first meeting following the annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman.

In its role in the risk oversight of the Company, the Supervisory Board oversees our shareholders' interest in the long-term health and the overall success of the Company and its financial strength. The Supervisory Board is actively involved in overseeing risk management for the Company, and each of our Supervisory Board committees considers the risks within its areas of responsibilities. The Supervisory Board and each of our Supervisory Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Supervisory Director Independence

In connection with determining the independence of each Supervisory Director of the Company, the Supervisory Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the "Dutch Code"). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. With regard to Messrs. Kearney, Ogren and Dunlap and Mmes. van Geuns and van Kempen, none have ever held any position with the Company or any of its affiliates apart from their service on the Supervisory Board and its committees. With regard to Mr. Sodderland, he served as a non-employee managing director of Core Laboratories International B.V. ("CLIBV"), an affiliate of the Company, until his election to the Supervisory Board of the Company in May 2011, at which time he resigned from that position with CLIBV and his position as a non-employee director of other Dutch affiliates of the Company.

As a result of this review, after finding no material transactions or relationships among the following Supervisory Directors and the Company, the Supervisory Board affirmatively determined that each of Messrs. Kearney, Ogren, Dunlap and Sodderland as well as Mmes. van Geuns and van Kempen are independent under the applicable standards described above.

Supervisory Board Meetings

The Supervisory Board held four meetings in 2013. All Supervisory Directors participated in 100% of the 2013 Supervisory Board meetings. All Supervisory Directors also participated in 100% of the meetings in 2013 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to shareholders, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. In 2013, all Supervisory Directors attended the annual shareholder meeting and we expect each of our Supervisory Directors to attend our 2014 annual meeting as our current policy and Articles of Association impose an obligation upon the Supervisory Directors to attend the annual meeting.

Our non-executive Supervisory Directors have met separately in executive session without any members of management present. The Lead Director is the presiding Supervisory Director at each such session. If any of our non-executive Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Supervisory Board

The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below. Each Supervisory Director who is at the time "independent" and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during his/her term, as determined by the Supervisory Board. Any Supervisory Director who is at the time "independent", but who has previously served as a director of any affiliate of the Company, may be considered for Committee assignment, as determined by the Supervisory Board, at the earlier of: (a) five (5) years after he/she last served as an affiliate director or (b) he/she is not classified as "non-independent" at the time of his/her nomination and election.

Audit Committee. The current members of the Audit Committee are Messrs. Kearney (Chairman), Dunlap and Ogren. For 2014, the Supervisory Board is not expecting any changes to the membership of the Committee.

The Audit Committee's principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held four meetings in 2013. A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/investors/governance. See "Audit Committee Report" below.

Compensation Committee. The current members of the Compensation Committee are Messrs. Ogren (Chairman) and Dunlap and Ms. van Kempen. The Supervisory Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. For 2014, the Supervisory Board is not expecting any changes to the membership of the Committee.

The Compensation Committee's principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. The Compensation Committee also regularly discusses a succession plan for the Chief Executive Officer and other senior executive management. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Supervisory Board for approval to review and approve awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held three meetings in 2013.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of the work and the fees charged. The Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires. For 2011 and again for 2013, the Compensation Committee retained Frost HR Consulting ("Frost"), formerly known as Stone Partners, Inc., to advise it on selecting a peer group of companies to be used for compensation purposes. See "Compensation Discussion and Analysis - Role of Consultant" below. In 2014, the Compensation Committee considered the independence of

Frost in light of new SEC rules and the NYSE listing standards. The Compensation Committee requested and received a letter from Frost addressing the consulting firm’s independence, including the following factors:

•	Other services provided to us by Frost;

•	Fees paid by us as a percentage of Frost’s total revenue;

•	Policies or procedures maintained by Frost that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee;

•	Any stock of the Company owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and Frost or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the work of Frost did not raise any conflict of interest and that Frost is independent.

The Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company's website at http://www.corelab.com/investors/governance. See "Compensation Committee Report" below.

Nominating, Governance and Corporate Responsibility Committee ("NGCR Committee"). This Committee was renamed from the "Nominating and Corporate Governance Committee" in February 2014. The current members of the Committee are Mr. Dunlap (Chairman), Mmes. van Geuns and van Kempen. For 2014, the Supervisory Board is not expecting any changes to the membership of this Committee.

The NGCR Committee's principal functions, which are discussed in detail in its charter, include:

•	recommending candidates to the Supervisory Board for election as Supervisory Directors

•	recommending candidates to the Supervisory Board for appointment to the Supervisory Board's committees

•	reviewing and overseeing compliance with the Company's corporate governance and social responsibility policies

•	leading the Supervisory Board in its annual review of the performance of the Supervisory Board, its committees and management

Each member of the Committee is independent as defined by the corporate governance standards of the NYSE. The Committee held one meeting in 2013.

The Committee operates under a written charter, which was updated in February 2014. A copy of the NGCR Committee Charter may be found on the Company's website at http://www.corelab.com/investors/governance.

Qualifications of Supervisory Directors

The NGCR Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Supervisory Board that the Committee believes will perform well in that role and maximize shareholder value. In considering suitable candidates for that position, the NGCR Committee considers, among other factors, the person's reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Supervisory Board as a whole so that the members of our Supervisory Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Supervisory Board. In the case of current Supervisory Directors being considered for re-nomination, the NGCR Committee will also take into account the Supervisory Director's tenure as a member of our Supervisory Board; the Supervisory Director's history of attendance at meetings of the Supervisory Board and committees thereof; the Supervisory Director's preparation for and participation in all meetings, and the Supervisory Director's contributions and performance as a member of the Supervisory Board.

Dutch legislation that took effect on January 1, 2013, required “large companies”, such as Core Laboratories, to have a balanced gender distribution whereby at least 30% of the seats of the Supervisory Board are held by men and at least 30% of the seats of the Supervisory Board are held by women. The Company is required to take the above allocation of seats into account upon the appointment, re-appointment, recommendation or nomination of Supervisory Board members. Pursuant to the new legislation, if we do not comply with the gender diversity rules, we are required to explain in our IFRS Annual Report filed with the Dutch regulator, the Autoriteit Financiële Markten (the "AFM") why we failed to meet them and the efforts we will make in the future to meet them. The Company will continue to look for ways to nominate the best candidates available and to have a diverse, experienced and highly qualified Supervisory Board.

Six of the eight members of the Supervisory Board are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year's annual meeting and election, the NGCR Committee believes they possess the characteristics outlined above and bring to the Supervisory Board valuable skills that enhance the Supervisory Board's ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders.

Consistent with Dutch legislation that took effect on January 1, 2013, at the time of their re-election to the Supervisory Board, the three nominees will be serving on no more than five supervisory directorships in other "large companies" as defined under Dutch law, whereby a chairmanship in such company counts as two directorships.

A more complete description of the specific qualifications of each of our Supervisory Board members and of this year's nominees are contained in the biographical information section beginning on page 9 of this proxy statement.

Supervisory Director Nomination Process

The NGCR Committee, the Chairman of the Supervisory Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new Supervisory Board member that meets specific criteria or to fill a vacancy on the Supervisory Board. The NGCR Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The NGCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below;
If a new Supervisory Board member is to be considered, the NGCR Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the NGCR Committee, which ranks the candidates. Members of the NGCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Supervisory Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s);
Shareholders seeking to recommend Supervisory Director candidates for consideration by the NGCR Committee may do so by writing to the Company's Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate's name, biographical data and qualifications. The NGCR Committee will consider all candidates submitted by shareholders within the time period specified under "Other Proxy Matters - Information About Our 2015 Annual Meeting; Shareholder Proposals" below;
The NGCR Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above;
The nominee(s) are nominated by the Supervisory Board.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Supervisory Directors and named executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our Supervisory Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;

•	the business advantage the Company would gain by engaging in the transaction;

•	an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2013 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2013, no named executive officer served as:

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to them in care of Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department.

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file Annual Accounts and Semi-Annual Accounts with the AFM.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC and/or AFM rules. Materials we file with the SEC may also be read and copied at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Dutch Corporate Governance Code

The Dutch Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by "best practice" provisions. Listed Dutch N.V. companies are required to disclose in their annual report and accounts how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board regularly monitors the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in The Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Supervisory Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILTY

Corporate Governance

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and Committee charters for the Audit, Compensation, and NGCR committees of the Supervisory Board. The corporate governance page can be found at http://www.corelab.com/investors/governance.

Core Laboratories' policies and practices reflect corporate governance initiatives that are designed to comply with SEC rules, the listing requirements of the NYSE and the NYSE Euronext Amsterdam, the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and to the extent not inconsistent therewith, the Dutch Corporate Governance Code (the "Dutch Code"), including:

•	All non-executive Supervisory Board members are deemed independent under the NYSE rules;

•	All members of the Audit Committee, Compensation Committee and the NGCR Committee are staffed with non-employees and are independent;

•	The charters of the Supervisory Board committees clearly establish their respective roles and responsibilities;

•	The Board of Supervisory Directors has adopted corporate governance policies;

•	Core Laboratories has a code of business conduct, ethics and corporate responsibility that applies to all employees and Supervisory Board members.

Corporate Responsibility
As a leading service provider with a global presence and impact, we respect the communities and environments in which we do business. We are committed and strive for a zero accident workplace, making safety the top priority in all of our locations and those of our clients.
Throughout our 75+ year history, Core Laboratories has built a solid and reliable reputation. The principles of integrity and ethical conduct are paramount in everything we do and we take this responsibility very seriously. Our continued success depends on a culture of absolute integrity, ethical practices and safety standards to conduct business the "right" way.
Every project we undertake, and the products and services we provide, are guided by these principles. Our customers, communities, employees and investors trust us to do so.
We describe many of the actions we are taking and policies we have adopted on our website under the "Corporate Responsibility" link at http://www.corelab.com/cr/.

Social and Community
Core Values
Core Laboratories has taken extensive measures to ensure the services and data provided by all of our worldwide companies are of the highest quality and integrity. We have developed an ethics program designed to ensure that all business operations comply with applicable industry standards and governmental regulations. Management commitment, ethics training and internal and third party audits are integral parts of our ethics program.
To ensure the program’s success, we create awareness through regular training and communication with all of our employees throughout the Company. In addition to conducting annual training sessions, we provide periodic presentations on the following topics:
•Anti-Corruption Compliance
•Contract Principles and Procedures
•Ethics
•Export Controls and Sanctions Compliance
•Fraud Detection and Prevention
•Workplace Harassment
When appropriate, disciplinary action, up to and including termination, is taken in response to breaches of our ethics standards. Additionally, our customers, vendors, contractors and temporary employees are held to the same standards.

Code of Ethics and Corporate Responsibility
We have developed an internal controls and compliance program designed to ensure that the Company and its employees operate at the highest level of ethical conduct and integrity. Our policy is detailed in our Code of Ethics and Corporate Responsibility, which is available for review on our website at http://www.corelab.com/cr/core-values. Our program has been recognized by Vigeo Enterprise®, a leader in assessing companies' practices and performance on environmental, social and governance (“ESG”) issues.
Key elements of our internal controls and compliance program include:

•	Implementation of a Company-wide ethics program.

•	Employing a full-time dedicated Compliance Officer.

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Access to a telephone and web portal helpline monitored by the Compliance Officer and available 24 hours per day and 7 days per week for reporting any suspected wrongdoing or for requesting answers on ethics, fraud, regulatory compliance or other questions.

•	Conducting annual training and certification of compliance with our Code of Ethics and Corporate Responsibility.

•	Strictly enforcing our policy against whistleblower retaliation.

•	Placing posters in all office locations with our Code of Ethics and Corporate Responsibility and helpline access information.

•	Zero tolerance for unethical conduct, including termination of employment, as warranted.

•	Completion of a "Reportable Transaction and Conflicts of Interest" questionnaire on a bi-annual basis.

•	Conducting periodic training for, and requesting annual certification by, all employees of our policies and procedures on anti-bribery compliance and export controls.
Training and Development
We are committed to the continuous development of our employees' skills, expertise and ability in furtherance of our business objectives and strategic plans. Our Training and Development Policy can be found on our website at http://www.corelab.com/cr/core-values.
Promoting a Professional Workplace
We promote a professional environment in the workplace through various means, including:

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Background Checks: Investigations are performed for all individuals being considered for employment, and consist of verifying a candidate's education, employment history, criminal record, and professional references.

•	Delegation of Duty: Management has developed policies and procedures to ensure that employees to whom significant responsibility has been delegated have the necessary skills and experience.

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Human Resources Initiatives: We have a human resources department ("HR Department") dedicated to developing effective human resources programs, which include conducting regular training sessions and providing performance evaluations to assist with employee development. Programs include but are not limited to Organizational Development for employees and leaders, Performance Management, Succession Planning, Talent Recruitment and Selection and Employee Relations Management.

Ethics Hotline Program
We continuously monitor and enforce compliance with our Code of Ethics and Corporate Responsibility and our other corporate policies through confidential and non-confidential reporting mechanisms. An anonymous telephone hotline, regular mail, and electronic mail are the primary means for reporting fraud or ethics violations in a confidential manner. Face-to-face meetings are also encouraged with the Company's General Counsel, HR Department and Compliance Officer.

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All issues are sorted and categorized (legal, ethics or other) by our Compliance Officer, who reports directly to the General Counsel. All calls of a purely legal nature are handled by the General Counsel.

•	Reporting procedures for fraud and ethics violations are routinely communicated to all employees of the Company.
"Whistleblower" Policy
All information supplied by our employees is reviewed by the General Counsel, HR Department and/or our Compliance Officer and follow-up investigations are conducted, as appropriate. The General Counsel ensures that no employee who has come forward with a concern is subjected to retaliation by his or her co-workers, supervisor or Company management.

Fraud Prevention and Protection
Deterrence, Detection, & Remediation of Fraud
Our anti-fraud program and internal controls have been implemented throughout the Company. They are considered an entity-level control which management relies upon to establish the Company's "tone at the top" relative to fraud and financial reporting. The program and controls address each element of the Internal Control-Integrated Framework (1992) published by the Committee of Sponsoring Organizations of the Treadway Commission, generally known as the COSO framework. Accordingly, it is tested at our Corporate offices, at Level 1 locations, and at Level 2 locations selected for entity-wide testing and the use of an internal control questionnaire.
We evaluate the effectiveness of our anti-fraud program through a comprehensive analysis of specific organizational policies and procedures. Through discussions with management, we identify documentation critical to establishing a "tone at the top" (for example, our Code of Business Conduct, Ethics and Corporate Responsibility, our ethics hotline policy, and our fraud detection and prevention training) and each item is compiled and reviewed for appropriateness and availability to relevant personnel.
Human Rights
Statement on Labor and the Workplace
We are committed to the optimum utilization of human resources and aspire to provide positive, productive and supportive work environments throughout our global operations. We have created programs to attract, develop and retain a highly talented workforce representative of the regions in which we operate.
Core Lab is located and does business in over fifty countries and among diverse cultures. Wherever we operate, certain principles consistently apply to our relationships with our employees and our expectations for employee conduct in the workplace. Our Code of Ethics and Corporate Responsibility provides a worldwide framework for responsible operations and is consistent with the spirit and intent of the Fundamental Principles and Rights at Work of the 1998 International Labour Organization (ILO) Declaration. The ILO Declaration sets an obligation on Member States to promote and realize the following principles:
•Freedom of association and effective recognition of the right to collective bargaining.
•Policy against all forms of forced or compulsory labor.
•Policy against the use of child labor.
•Policy against workplace discrimination and harassment.
Freedom of Association and Right to Collective Bargaining
We recognize and respect our employees' right to join associations and choose representative organizations for the purpose of engaging in collective bargaining in a manner consistent with applicable laws, rules and regulations as well as local customs, as appropriate.
Policy Against Forced or Compulsory Labor
We do not utilize forced or compulsory labor. We recruit our employees and provide working conditions, including payment of wages and benefits, that comply with applicable laws and regulations.
Policy Against Child Labor
Throughout our worldwide operations, we prohibit the use of children in our workforce. All Core Lab employees are at or above the legal employment age in the country of their employment.
Policy Against Workplace Discrimination and Harassment
Each and every employee, supervisor, manager and executive is responsible for preventing discrimination or harassment by:

•	Treating others with courtesy and respect in all work relationships

•	Eliminating harassing conduct, including unwanted touching, or comments or behavior that are sexual, sexist, racially or religiously based, or otherwise discriminatory

•	Reporting harassment to the Human Resources Department, the Corporate Compliance Officer or the Law Department so that each concern is investigated promptly and resolved appropriately.
We recognize that ascertaining whether a particular action or incident is purely a personal, social relationship without a discriminatory employment effect will require a factual determination based on the totality of the circumstances. Therefore, we diligently investigate every alleged harassment claim and effectively remedy them when an allegation is determined to be valid.

Our Code of Ethics and Corporate Responsibility includes an Equal Employment Opportunity Policy which states, in part:
It is the policy of Core Lab to provide equal employment opportunity in conformance with all applicable laws and regulations to individuals who are qualified to perform job requirements.
Corporate Citizenship
We support the communities in which we work across the globe through our contributions of resources and the involvement of our employees, particularly when we can leverage our technical capabilities to provide a higher level outcome for those communities. We prefer to support efforts aimed at improving education in the sciences, technology and business as means of advancing career and social opportunities for young adults around the world. Examples of support provided to community groups and organizations include those involved with secondary education initiatives and financial literacy, workforce readiness and entrepreneurship, among others.
Our Global Workforce
We employ approximately 5,000 people in over 50 countries, providing technology to enhance our client's production in major oil-producing regions throughout the world. The Company is organized into three business segments - Reservoir Description, Production Enhancement and Reservoir Management - each with a global presence.
Workplace Diversity and Equal Opportunity
Core Lab’s talented workforce mirrors the diversity of our 50+ country global footprint. We respect diversity and strive to ensure equal employment opportunities and an environment free from harassment and discrimination. We believe our global presence and commitment to diversity create a competitive advantage by allowing us to recruit and retain highly skilled and motivated employees from the international community.
We are committed to attracting and retaining the most talented workforce worldwide, without regard to race, ethnicity, color, national origin, religion, creed, gender, sexual orientation, marital status, or ancestry, and also without regard to disability, age, political affiliation, or any other legally protected status.
Employee Training and Development Commitment
We have an established Performance Management Program that enables employees and their supervisors to discuss performance goals and to agree upon development priorities not less frequently than annually. In addition to setting measurable performance goals, we discuss interpersonal skills and effective communication as an integral part of the performance evaluation criteria.
We deliver technical and nontechnical training at all levels of our organization. Examples include health, safety, and environmental training, legal/ethics training, and management/leadership skills development.
We believe the development of our workforce is fundamental to our continued success. Our Leadership Development Program introduces supervisors, field and team leads to the areas of management and leadership necessary for acquiring a solid foundation to manage and lead a workforce. We offer in-house courses that emphasize effective leadership skills in today’s challenging business environment. Our Leadership Development Program is sponsored by senior executives and supported by all leaders within the Company.
Core Lab is also committed to empowering our employees to further their educational development to grow their career potential. The Company's Educational Assistance Program supports this commitment by reimbursing a portion of our employees' tuition costs.
Total Compensation Approach
We use a "total compensation" approach aligned with our business strategy and priorities. We offer competitive compensation and benefit programs in each country where we operate. Our goal is to ensure our local leaders have the tools for attracting, motivating and retaining a talented workforce that can achieve business results. The foundation of our total compensation model is derived from our three financial tenets, which have consistently driven our business results throughout our Company’s history: (i) maximize free cash flow through fiscal discipline; (ii) maximize return on invested capital; and (iii) return excess capital to our shareholders.
Our benefits programs are country-specific, enabling our compensation programs to be uniquely tailored to deliver competitive base salaries and variable pay in each location in which we operate.

Safety & Environment
We are committed to promoting a culture focused on the health and safety of people and the environment and we take a proactive approach in identifying and managing risk through recognition, evaluation, and education. As part of this, we empower our people by fostering a sense of responsibility and accountability for managing their own work environment through open communication and a management supported “zero accident” culture. Our safety and environmental mission statements may be located on our website at http://www.corelab.com/cr/safety-company. They include:
Health Mission Purpose: To protect the health, safety and security of our employees, and those around us.
We carefully assess and mitigate the risks of our business to make sure everyone is aware of the environment in which they operate.
To maintain this standard, we will:

•	Take a Behavior Based Approach to Health and Safety.

•	Engineer Better Solutions and Improvements on Our Existing Products and Services.

•	Empower Employees to Make Smart Decisions.
Safety Mission Purpose: To provide a safe work environment for all.
Safety does not just happen -- it requires commitment by everyone from management to our field teams. Safety starts with a strong leadership team that is committed and accountable. It is our management's responsibility to set the tone and be the example. Our goal is to eliminate injuries from the work environment.
To achieve this goal, we will concentrate our efforts in the following areas:

•	Training and education.

•	Zero Incident culture.

•	Systematic identification of risks, addressing them and following up to closure.
Environmental Mission Purpose: To protect the environment and its natural resources.
It is the goal of Core Laboratories to be recognized by our customers, employees, and community as a responsible business committed to reducing our impact on the environment in all of our business activities.
To achieve this goal, we will:

•	Comply with all applicable local, state, and federal environmental laws and regulations.

•	Be responsible for environmental management.

•	Focus on research and development of products that minimize impacts on the environment.

•	Educate all employees on their roles and responsibilities in protecting the environment.
Environmental Focus
The UN Global Compact is a strategic policy initiative for businesses that are committed to aligning their operations and strategies with ten universally accepted principles in the areas of human rights, labor, environment and anti-corruption. By doing so, business, as a primary driver of globalization, can help ensure that markets, commerce, technology and finance advance in ways that benefit economies and societies everywhere. This ever-increasing understanding is reflected in the Global Compact's rapid growth. With over 10,000 corporate participants and other stakeholders from over 130 countries, it is the largest voluntary corporate responsibility initiative in the world. The Global Compact is global and local; private and public; voluntary yet accountable.
The Global Compact incorporates a transparency and accountability policy known as the Communication on Progress ("COP"), which we are required to communicate to our stakeholders. In 2002, certain operations within our Reservoir Description business segment joined the UN Global Compact.
Consistent with the requirements of Global Compact membership, it is the policy of Core Lab to conduct its business in a manner uniform with applicable environmental regulations. In areas where environmental regulations do not exist, we will exercise practical care in our efforts to protect employees and preserve the environment. Country managers will manage their business in a manner consistent with Company policies and applicable laws and regulations.

Managers have a responsibility to maintain a safe working environment for their employees and to implement programs and procedures as necessary to ensure that their operation meets the environmental goals of the Company and applicable regulatory requirements.
We provide guidance to managers and employees regarding environmental issues. We provide employee training and conduct audits to ensure compliance. Each employee is responsible for performing his/her job function with constant consideration of our commitment to this policy.
Climate Change
We provide technologies that help recycle carbon emissions and thereby reduce the growth of the world’s energy sector carbon footprint. As part of this, we provide advanced technology services that utilize scientific data in order to design miscible CO2 gas flood projects that involve the injection of CO2 into oil fields as a way to more efficiently develop hydrocarbon resources. This provides at least two benefits:

•	First, CO2 can be captured from industrial complexes and injected into oil fields, effectively sequestering the CO2 underground and reducing the amount of CO2 emitted into the atmosphere; and

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Second, using CO2 as a miscible gas enhances the ultimate recovery from an existing field and reduces the need to drill more exploratory wells (which are more energy intensive and carbon emitting than existing wells) in search of the same amount of resources already available in an established well.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

For the year ended 2013, we posted record levels of revenue, operating profit, net income, earnings per share (EPS) and operating margins. During our 18 years as a publicly traded company, we have posted an annualized compounded shareholder return of 26.1%, according to Bloomberg Financial compared to the S&P 500 which was up 8.5% compounded annually over that period. Our fully diluted EPS exceeded target by 5%. Based on Bloomberg's calculations using the latest comparable data available, our ROIC was the highest of the Bloomberg Oil and Gas Services Comp Group ("Comp Group"). Moreover, our ROIC exceeded the Comp Group average ROIC by approximately 28 percentage points. See "Ownership of Securities - Performance Graph" described on page 7 and shown on page 8 of this proxy statement by a graph comparing our five-year cumulative total return to the S&P 500 Index and the S&P Oil & Gas Equipment and Services Index.

During 2013-2014 our Executive Compensation decisions included:

•	Increasing base salaries of named executive officers by 4.5% on average for 2014;

•	Increasing base salaries of named executive officers by 4.0% on average for 2013;

•	Awarding annual incentive compensation for 2013 performance at 100% of the maximum for the named executive officers; and

•	Awarding named executive officers only performance share award program (PSAP) equity for 2013 and 2014.

Overview

Our executive compensation program is designed to create strong financial incentive for our officers to increase revenues, profits, operating efficiency and returns, which we expect to lead to an increase in shareholder value. Our Compensation Committee's principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors. Our executive compensation program includes five primary elements. Three of the elements are performance-oriented and, taken together, all constitute a flexible and balanced method of establishing total compensation for our senior executive officers. The elements are a) base salary, b) annual incentive plan awards, c) stock-based compensation, d) benefits and e) severance/change-in-control compensation.

Compensation Philosophy

The following objectives guide the Compensation Committee in its deliberations regarding executive compensation matters:

•	Provide a competitive compensation program that enables us to retain key executives and Supervisory Board members;

•	Ensure a strong relationship between our performance results and those of our segments and the total compensation received by an individual;

•	Balance annual and longer term performance objectives;

•	Encourage executives to acquire and retain meaningful levels of common shares; and

•	Work closely with the Chief Executive Officer to ensure that the compensation program supports our objectives and culture.

We believe that the overall compensation of executives should be competitive with the market in which we compete for executive talent which consists of both the oilfield services industry and other service-based industries. In determining the proper amount for each compensation element, we review publicly available compensation data, as well as the compensation targets for comparable positions at similar corporations within these industries. We also consider the need to maintain levels of compensation that are fair among our named executive officers given differences in their respective responsibilities, levels of accountability and decision authority. The Compensation Committee generally focuses on compensation structures designed to reflect the normal market range (between the 25th to 75th percentiles), which gives the Committee the ability to set compensation that reflects Company and individual performance. We believe that maintaining compensation in the normal market range of our peer group minimizes competitive disadvantage while at the same time fairly compensating our named executive officers for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual's career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive's total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short and long-term. Only executives with performance exceeding established targets may significantly exceed the market median in total compensation due to incentive compensation.

Role of our Named Executive Officers in Establishing Compensation

Our Chief Executive Officer provides recommendations to the Compensation Committee in its evaluation of our named executive officers, including recommendations of individual cash and equity compensation levels for named executive officers. Mr. Demshur relies on his personal experience serving in the capacity of Chief Executive Officer with respect to evaluating the contribution of our other named executive officers as well as publicly available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr. Elvig, our Vice President, General Counsel and Secretary, attended the Compensation Committee's January 2014 meeting and acted as secretary of that meeting for the purpose of keeping minutes.

Role of Consultant

Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. As previously discussed, the Compensation Committee has retained Frost to advise regarding analysis of long-term equity award levels as a percentage of base salary. For 2014, the Compensation Committee again engaged Frost to provide information on appropriate executive compensation levels.

Benchmarking

Frost reports to and acts at the direction of the Compensation Committee. The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2011 and 2012, the Compensation Committee reviewed and considered Frost's 2010 Oilfield Manufacturing and Services Executive Compensation Survey, Economic Research Institute's 2010 Executive Compensation Assessor, Towers Watson's 2010 Top Management Compensation Report and William M. Mercer's 2010 Energy Compensation Report. For 2013, the Compensation Committee reviewed and considered Frost's evaluation and analysis of the following sources: Mercer Energy Sector Survey Report 2012, Towers Watson Top Management Compensation Survey 2012, and Frost HR Consulting Oilfield Manufacturing and Services Industry Executive Compensation Survey 2012. In addition, the Compensation Committee reviews proxy statement data from a peer group of companies. The analysis was used to determine the named executive officers' 4.5% base salary adjustments for 2014.

Selecting the Peer Group

The Compensation Committee, with the assistance of Frost, has developed a peer group of companies to be used for compensation comparison purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations.

The Compensation Committee periodically reviews the composition of our compensation peer group and reviews the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate compensation levels for our named executive officers. For 2014 executive compensation levels, the following companies comprise our compensation peer group for the year ended 2013:

Atwood Oceanics, Inc.	Dril-Quip, Inc.	Oceaneering International, Inc.
Cameron International Corp.	FMC Technologies Inc.	Oil States International, Inc.
CARBO Ceramics, Inc.	Helix Energy Solutions Group, Inc.	RPC, Inc.
Dresser-Rand Group, Inc.	Nabors Industries Ltd	Rowan Companies, Inc.
Superior Energy Services, Inc.

Review of the Results of the “Say-on-Pay” Proposal

At the 2013 annual meeting, the Company's shareholders were requested to conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers. The Supervisory Board proposal seeking approval, on an advisory basis, of the compensation of the Company's named executive officers was approved with 93.5% of the votes cast in favor of such compensation. Based upon the overwhelming support of the compensation structure, the Supervisory Board and Compensation

Committee reviewed the results of the vote and did not implement changes regarding its compensation design and philosophy as a direct result of the vote.

Elements of Compensation

Base Salary. Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target base salaries to result in annual salaries in the normal market range of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•	the individual's experience and background;

•	the individual's performance during the prior year;

•	the benchmark salary data;

•	the general movement of salaries in the marketplace; and

•	our financial and operating results.

As a result of these factors, a particular executive's base salary may be above or below the median at any point in time. For the year ended December 31, 2013, Messrs. Demshur, Bergmark and Davis had base salaries as follows, and the Compensation Committee has approved the following base salaries for the year ending December 31, 2014:

	2014	2013
David Demshur	$951,000	$910,000
Richard Bergmark	$508,600	$486,720
Monty Davis	$508,600	$486,720

Non-Equity Incentive Compensation. The Compensation Committee determines the terms under which the annual incentive compensation will be paid to named executive officers. The purpose of these awards is to:

•	share our success with employees;

•	provide a financial incentive to focus on specific performance targets;

•	reward employees based on individual and team performance;

•	promote a sense of shared accomplishment among employees; and

•	encourage employees to continually improve our financial and operating performance and thereby create shareholder value.

Under our annual incentive plan, the Compensation Committee has the discretion to set goals and objectives that it believes are consistent with creating shareholder value, including financial measures, safety metrics, operating objectives, growth goals and other measures. The Compensation Committee also considers individual achievement. The maximum award opportunity is established as a percentage of salary for each named executive officer based upon a review of the competitive data for that officer's position, level of responsibility and ability to impact our financial success. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market range when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk.

All of our named executive officers participate in an annual cash incentive plan. Under this plan, each named executive officer is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our named executive officers for 2013 is set forth below:

		Award Percentages
Name	Title	Target		Maximum
David M. Demshur	President and Chief Executive Officer	100%	-	200%
Richard L. Bergmark	Executive Vice President and Chief Financial Officer	75%	-	150%
Monty L. Davis	Senior Vice President and Chief Operating Officer	75%	-	150%

For 2013, the Compensation Committee determined that the annual incentive compensation for the named executive officers will be at the discretion of the Committee, provided that the Company attains certain EPS results for the year. For 2013, the EPS that must have been attained was $5.03 per share before any discretionary incentive award could be made. Further, any such award was set at a maximum of 2 times annual salary for Mr. Demshur and 1.5 times annual salary for both Messrs. Bergmark and Davis.

For 2014, the Compensation Committee has determined that the annual incentive compensation should still be at the discretion of the Committee, provided that the Company attains certain EPS results for the year and that any payouts under the program be based upon market benchmarked multiples of annual salary. For 2014, the EPS that must be attained is $6.00 per share and the Committee has recommended that the benchmarked multiple of annual salary remain a maximum of 2 times annual salary for Mr. Demshur and 1.5 times annual salary for both Messrs. Bergmark and Davis. The Supervisory Board has approved such recommendation. We believe these amounts are consistent with those provided to similarly situated executives by companies in our peer group.

Execution of our business strategy in 2013 was focused on maximizing returns on invested capital and generating free cash flow designed to maximize shareholder returns. As a result, our diluted earnings per share were $5.28, which exceeded our minimum performance target for 2013 of $5.03 per share. Based upon this performance in 2013, our three named executive officers were awarded bonuses as follows: Mr. Demshur, $1,820,000; Mr. Bergmark, $730,080 and Mr. Davis $730,080. These awards are 100% of the maximum award for 2013.

Equity Incentive Compensation. We currently administer long-term incentive compensation awards through our LTIP. Specifically, we encourage share ownership by awarding long-term equity incentive awards under two programs, consisting of the Restricted Share Award Program, or "RSAP", and the Performance Share Award Program, or "PSAP". We believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Our equity-based compensation programs encourage performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our common shares and/or rights, which recognize growth, development and financial success over a longer time horizon.

We use restricted share grants as our primary form of equity compensation, which we believe are a stronger motivational tool for our employees. Restricted share awards provide some value to an employee during periods of stock market volatility, whereas other forms of equity compensation, such as stock options, may have limited perceived value and may do little to retain and motivate employees when the current value of the company's stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted shares and performance restricted shares.

Our Compensation Committee, based on recommendations from our Chief Executive Officer, determines the amount and terms of our long-term incentive awards by periodically reviewing competitive market data and each executive's long-term past performance, ability to contribute to our future success, and time in the current job. The Committee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a named executive officer. The Committee considers the foregoing factors together and determines the appropriate magnitude of the award. As a result of the three named executive officers declining RSAP awards in 2013, RSAP incentives were not part of their total compensation.

The Committee awards restricted shares and performance restricted shares that vest over a period of years, not to be less than three (3) years for restricted stock and one (1) year for performance restricted shares, subject to exceptions for death, disability or a change in control. Restricted share awards vest based on an employee's continued employment over a period of time. The Committee determines the appropriate length of the vesting period which for most restricted shares is at a rate of 1/6 per year over a period of six years. Restricted performance shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives. The restricted performance shares will vest only upon the Company's return on invested capital being in the top decile of the Company's Comp Group as defined and published by Bloomberg (the "Company's Comp Group") at the end of the respective performance period and the shares shall fully vest if that criterion is met. If it is not met, then no shares shall vest and the award shall be forfeited. The criterion may not be reset.

We have no program, plan or practice to time the grant of restricted shares or performance shares to executives in coordination with material non-public information.

Restricted Share Award Program. Restricted Share awards are subject to continued employment, and one-sixth of the shares vest each year for six years on the anniversary of the date of grant. Full vesting will occur if an award recipient's employment is terminated because of death or disability or upon the occurrence of a change in control if the award recipient has been continuously employed by us from the date of the grant until the change in control. No performance accelerators for early vesting exist within this award. Compensation expense for the named executive officers relating to these awards, if any, recognized for financial accounting purposes during 2013, would be reflected in footnote 1 to the table "Summary Compensation for the Years Ended December 31, 2011, 2012 and 2013" on page 34 of this proxy statement.

Our named executive officers once again declined RSAP based awards for 2013 in order to allow for additional grants of equity based awards to other employees. For 2013, 94,620 shares of restricted stock were awarded to 374 employees both as part of an in-cycle grant and as grants to attract new employees or to retain valuable employees.

For 2008 through 2013, Messrs. Demshur, Bergmark and Davis, at their request, have not received any grants of RSAP based awards and hence footnote 1 to the table "Summary Compensation for the Years Ended December 31, 2011, 2012 and 2013" on page 34 of this proxy statement refers only to equity grants issued under the Performance Share Award Program described below.

Performance Share Award Program. Under the PSAP, our named executive officers are awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year period. The following discussion relates to the PSAP awards granted in 2011, 2012, 2013 and 2014.

2011 PSAP Awards. On April 1, 2011, we made grants of 86,207 performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2011. These awards vested at the end of a three-year performance period that began on January 1, 2011 and ended on December 31, 2013 (the "2011 Performance Period"). In 2011, the long-term incentive guideline used to make awards was 4 times the 2010 base salary for Mr. Demshur and 3 times the 2010 base salary for both Mr. Bergmark and Mr. Davis.

2012 PSAP Awards. On February 17, 2012, we made grants of 79,009 performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2012. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2012 and ends on December 31, 2014 (the "2012 Performance Period"). In 2012, the long-term incentive guideline used to make awards was 4 times the 2011 base salary for Mr. Demshur and 3 times the 2011 base salary for both Mr. Bergmark and Mr. Davis.

2013 PSAP Awards. On February 13, 2013, we made grants of 79,660 performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2013. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2013 and ends on December 31, 2015 (the "2013 Performance Period"). In 2013, the long-term incentive guideline used to make awards was 4 times the 2012 base salary for Mr. Demshur and 3 times the 2012 base salary for both Mr. Bergmark and Mr. Davis.

2014 PSAP Awards. On February 10, 2014, we made grants of 53,548 performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2014. Assuming the recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on January 1, 2014 and ends on the last NYSE trading day in 2016, Friday, December 30, 2016 (the "2014 Performance Period"). In 2014, the long-term incentive guideline used to make awards was 4 times the 2013 base salary for Mr. Demshur and 3 times the 2013 base salary for both Mr. Bergmark and Mr. Davis. These award guidelines reflect the market range for long-term incentive awards if the performance measure is met.

The restricted performance shares for the 2012, 2013 and 2014 performance periods are unvested and may not be sold, assigned, pledged, hedged, margined or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. Subject to certain exceptions described below, the restricted performance shares will vest assuming a recipient's continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved.

In the event of an award recipient's death or disability prior to the last day of the respective performance periods, his or her restricted performance shares will vest as described above. If an award recipient's service with us terminates (other than for death or disability) prior to the last day of the performance periods, his or her restricted performance shares will be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the LTIP) prior to the last day of the performance period and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted performance shares will vest as of the effective date of such change in control.

Components of Executive Compensation

Compensation for target-level performances in the annual incentive plan, plus the net annualized present value of long-term compensation grants, can range as follows, depending upon the executive. The Committee considered the following general percentages in establishing the total compensation for the Company's named executive officers for 2013 and 2014 target performance. It is important to note that the influences on Company financial performance and stock price performance could significantly change the basic mix of compensation components as a percentage of actual take home total compensation:

2013
For the CEO:    Base pay = 17%
Bonus compensation at target = 17%
Long-term compensation annualized = 66%

For the other named executives:    Base pay = 22%
Bonus compensation at target = 16%
Long-term compensation annualized = 62%

2014
For the CEO:    Base pay = 17%
Bonus compensation at target = 17%
Long-term compensation annualized = 66%

For the other named executives:    Base pay = 22%
Bonus compensation at target = 16%
Long-term compensation annualized = 62%

The Company views each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives' total direct compensation "at risk" if Company performance declines.

Health and Welfare Benefits. We offer a standard range of health and welfare benefits to all employees, including our named executive officers. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our named executive officers.

401(k). We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Internal Revenue Code of 1986, as amended (the "Code"). We match employee contributions under this plan up to the first 4% of the participant's compensation and may make additional discretionary contributions. For plan year 2013, we contributed an additional 2% of the admissible compensation for each eligible employee, including our named executive officers, into the plan to acknowledge the outstanding efforts of our employees. We have not yet determined the amount of such discretionary contributions for 2014.

Deferred Compensation Plan. Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including all named executive officers, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

The employer matching contributions vest at a rate of 20% per year over a period of 5 years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

Supplemental Executive Retirement Plans. In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan, referred to as the "Group SERP," for the benefit of certain key employees and outside directors. The Group SERP was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers' designated beneficiaries as a reward for the named executive officer's prior contributions and future efforts to our success and growth. Richard Bergmark and David Demshur participate in the Group SERP. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Group SERP" for more information about the Group SERP.

In 1999, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan for Monty L. Davis, which is referred to as the "Individual SERP." The terms of the Individual SERP are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant's compensation, years of employment, and a five-year vesting schedule. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Individual SERP" for more information about the Individual SERP.

Other Perquisites and Personal Benefits. We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the "Summary Compensation" table and its footnote (3) on page 34 of this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Executive Compensation Policies

Stock Ownership Requirements. In 2010, the Committee approved stock ownership requirements for the CEO to own our common shares equal in value to at least 5 times his annual base salary and for the CFO and COO to own common shares equal in value to at least 3 times their annual base salary. Alignment with shareholder interests is reflected in current stock ownership among the named executive officers, the value of which ranges from approximately 44 to 60 times annual base salary based on the closing price of our common stock on December 31, 2013, as reflected in the beneficial ownership table provided in "Ownership of Securities - Security Ownership by Certain Beneficial Owners and Management." They reflect a significant personal investment in us by the same executives responsible for determining the future success of the organization and the return to shareholders.

Securities Trading Policy. We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or "tipping" others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If the manager does not have inside information that is material to the business, the officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by one of the following persons: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel. Any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by these officers and certain other managers unless approved by the Compensation Committee.

Deductibility of Compensation over $1 million. Section 162(m) of the Internal Revenue Code imposes a limit of $1 million, unless compensation is performance based or another exception applies, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. Although we have not yet finalized our 2013 tax return, we expect that this limit may apply to certain deductions in the 2013 tax return.

Employment Agreements and Change in Control Agreements

We maintain employment agreements with our three named executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and

Grants of Plan-Based Awards Table - Employment Agreements." These agreements provide for severance compensation to be paid if the employment of the named executive officers is terminated under certain conditions, such as following a change in control, termination by Messrs. Demshur, Bergmark or Davis for any reason or termination by us for any reason other than upon their death or disability, for "cause" or upon a material breach of a material provision of his employment agreement, each as defined in the agreements.

The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide severance compensation if an executive's employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our shareholders even though their employment could be terminated as a result of the transaction.

Termination without Cause. If we terminate the employment of a named executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in "Potential Payments Upon Termination or Change in Control." We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders' best interests.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2013, our named executive officers consisted of Messrs. Demshur, Bergmark and Davis. Biographical information regarding Messrs. Demshur and Bergmark can be found in "Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors." The following biography describes the business experience of Mr. Davis. Our named executive officers are not Managing Directors of our Company for purposes of Dutch law.

Mr. Davis, who is 59 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division Vice President of Finance and Administration from 1991 to 1993. In 1993, Mr. Davis left Western Atlas International and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as Chief Financial Officer. From 1994 to 1995 he served as Chief Operating Officer and from 1995 to 1998 he served as President and Chief Executive Officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other named executive officers as of December 31, 2013, information relating to the compensation earned for services rendered in all capacities during fiscal years 2011, 2012, and 2013:

Summary Compensation for the Years Ended December 31, 2011, 2012, and 2013

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Post-employment Benefit Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3) (4)	Total ($)
David M. Demshur	2013	910,000	3,569,493	1,820,000	(438,000)	16,622	5,878,115
President and Chief Executive Officer	2012	875,000	3,553,945	1,750,000	313,000	15,229	6,507,174
	2011	800,000	3,093,829	1,600,000	190,000	14,740	5,698,569

Richard L. Bergmark	2013	486,720	1,517,858	730,080	(416,000)	16,660	2,335,318
Executive Vice President, and Chief Financial Officer	2012	468,000	1,499,363	702,000	303,000	15,263	2,987,626
	2011	450,000	1,408,811	675,000	187,000	14,801	2,735,612

Monty L. Davis	2013	486,720	1,505,736	730,080	(265,000)	16,645	2,474,181
Senior Vice President and Chief Operating Officer	2012	468,000	1,499,363	702,000	188,000	15,249	2,872,612
	2011	450,000	1,375,686	675,000	115,000	14,789	2,630,475

(1)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2011, 2012 and 2013, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2011, 2012 and 2013 and are included in our annual reports on Form 10-K. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards.

(2)
The change in post-employment benefit value during 2011, 2012 and 2013 for each of our named executive officers was: Demshur- $190,000, $313,000 and $(438,000); Bergmark- $187,000, $303,000 and $(416,000); Davis- $115,000, $188,000 and $(265,000); No amounts are attributable to nonqualified deferred compensation earnings. The changes in post-employment benefit values for 2011, 2012 and 2013 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the Internal Revenue Code which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the named executive officers.

(3)
All named executive officers received perquisites in excess of $10,000 in fiscal 2011, 2012 and 2013 due to Company 401(k) discretionary contributions and an increase in premium with the Company-Owned Life Insurance.

(4)	The amounts shown reflect discretionary contributions made by the Company. Amounts previously reported for 2011 and 2012 have been reduced to reflect a corrective adjustment made in 2013.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name	Year	Core 401(k) Contributions ($) (1)	Core 401(k) Discretionary Contributions ($) (2) (3)	Company-Owned Life Insurance($) (4)	Total ($)
David M. Demshur	2013	10,200	6,236	186	16,622
	2012	10,000	5,041	188	15,229
	2011	9,428	5,156	156	14,740

Richard L. Bergmark	2013	10,200	6,236	224	16,660
	2012	10,000	5,041	222	15,263
	2011	9,428	5,156	217	14,801

Monty L. Davis	2013	10,200	6,236	209	16,645
	2012	10,000	5,041	208	15,249
	2011	9,430	5,156	203	14,789

(1)	The amounts shown reflect Company matching contributions.

(2)	The amounts shown reflect the additional discretionary contributions made by the Company.

(3)	The amounts shown reflect discretionary contributions made by the Company. Amounts previously reported for 2011 and 2012 have been reduced to reflect a corrective adjustment made in 2013.

(4)
The amounts shown reflect premiums we pay for life insurance coverage for our named executive officers, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 52,660 shares of plan-based awards were awarded to our Chief Executive Officer and two other named executive officers in 2013 under the PSAP plan.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other named executive officers in 2013 under the PSAP plan, including awards that have been transferred.

Grants of Plan-Based Awards for the Year Ended December 31, 2013

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)
David M. Demshur			—	910,000	1,820,000
	2/13/2013	2/12/2013				29,218	3,500,024

Richard L. Bergmark			—	365,040	730,080
	2/13/2013	2/12/2013				11,721	1,404,059

Monty L. Davis			—	365,040	730,080
	2/13/2013	2/12/2013				11,721	1,404,059

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements.

David M. Demshur. Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur's employment agreement entitles him to an original base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 200% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation- Non-Equity Incentive Compensation." The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Richard L. Bergmark. Mr. Bergmark serves as our Chief Financial Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bergmark's employment agreement entitles him to an original base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation- Non-Equity Incentive Compensation." The employment agreement provides that Mr. Bergmark is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Monty L. Davis. Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Davis' employment agreement entitles him to an original base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation- Non-Equity Incentive Compensation." The employment agreement provides that Mr. Davis is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Restricted Share Award Program. In 2011, 95,760 restricted shares were granted to employees under the RSAP program, none of which were to named executive officers. In 2012, 105,774 restricted shares were granted to employees under the RSAP program, none of which were to named executive officers. In 2013, 94,620 restricted shares were granted to employees under the RSAP program, none of which were to named executive officers. Subject to continued employment with us, these shares vest in the amount of 1/6th of each grant on each of the six annual anniversaries of the date of grant. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs. In 2014, the Compensation Committee and the Supervisory Board have approved a grant of up to 150,000 restricted shares, not to be granted before March 31, 2014 as part of the in-cycle grants under the RSAP program. None of those restricted shares will be granted to named executive officers. The Compensation Committee has authorized up to an additional 10,000 restricted shares for out-of-cycle grants during 2014 for retention and recruitment purposes for employees other than the named executive officers.

Performance Share Award Program. In 2011, 86,207 shares were granted to employees under the PSAP program, including 58,207 shares to our named executive officers. Those grants, which vested on December 31, 2013, required the employee receiving the grant to remain employed through the date of vesting. Two of the employees receiving the grants retired from the Company prior to vesting and forfeited their grants. Accordingly, only 79,207 shares vested on December 31, 2013.

In 2012, 79,009 shares were granted to employees under the PSAP program, including 55,009 to our named executive officers. Subject to continued employment with us, these shares will vest only upon our return on invested capital being in the top decile of our Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on December 31, 2014. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs. Two employees who received the 2012 grants have retired from the Company and have collectively forfeited their grants in the total amount of 6,000 shares.

In 2013, 79,660 shares were granted to employees under the PSAP program, including 52,660 to our named executive officers. Subject to continued employment with us, these shares will vest only upon our return on invested capital being in the top decile of our Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on December 31, 2015. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs.

In 2014, 53,548 shares were granted to employees under the PSAP program, including 35,948 to our named executive officers. Subject to continued employment with us, these shares will vest only upon our return on invested capital being in the top decile of the our Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2016, Friday, December 30, 2016. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability, or if an employee continues in our employment until the date upon which a change in control occurs.

For a description of our Supplemental Executive Retirement Plans, please read "Post-employment Benefit Plans" below.

Outstanding Equity Awards at Fiscal Year End

     The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other named executive officers as of the end of our last completed fiscal year. None of our named executive officers held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards at December 31, 2013

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David M. Demshur	59,053	(1)	11,276,170
Richard L. Bergmark	24,308	(1)	4,641,613
Monty L. Davis	24,308	(1)	4,641,613

(1)
Includes performance restricted shares remaining unvested which were granted to the named executive officer in 2012 and 2013. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table -- Performance Restricted Share Award Program".

Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our named executive officers.

Stock Vested for the Year Ended December 31, 2013

	Stock Awards
Name	Number of Shares Acquired on Vesting ($)	Value Realized on Vesting ($)
David M. Demshur	30,635	$5,849,753
Richard L. Bergmark	16,150	$2,963,789
Monty L. Davis	15,822	$2,901,157

Post-employment Benefit Plans

The following table provides information on our named executive officers' post-employment benefit plans as of December 31, 2013, including, with respect to each named executive officer, the number of years credited under the applicable plan, the actuarial present value of the accumulated post-employment benefit and the dollar amount of any payments received during the year ended December 31, 2013.

Post-employment Benefit Plans as of December 31, 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2013 ($)
David M. Demshur	Group SERP	N/A	4,126,000	—
Richard L. Bergmark	Group SERP	N/A	4,200,000	—
Monty L. Davis	Individual SERP	25	2,492,000	—

Group SERP. In 1998, we adopted the Core Laboratories Supplemental Executive Retirement Plan, which we refer to as the "Group SERP," for the benefit of certain key employees and outside directors. The Group SERP was subsequently amended in 1999, 2001, 2002, 2003 and 2007. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to our success and growth. Messrs. Bergmark and Demshur participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant's benefit under the Group SERP is fully vested and fully accrued. Each participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. Benefits under the Group SERP may be forfeited only in the event of a participant's termination for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

Individual SERP. In 1999, we adopted the Core Laboratories Supplemental Executive Retirement Plan for Mr. Davis, which we refer to as the "Individual SERP." The Individual SERP provides the participant an annual retirement benefit, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. The annual retirement benefit is equal to 2% of the participant's final average pay (defined below) for each year of credited service (not to exceed 25 years of credited service). In the event of a change in control while the executive is employed by us or the involuntary termination of the executive's employment without cause within six months prior to a change in control, Mr. Davis will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to the retirement benefit described above each year until such payments have been made for an aggregate of 15 years to both the participant and his designated beneficiary. In the event that a participant dies before his retirement date, his designated beneficiary will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000 for 15 years. Additionally, the participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount would be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. A participant will forfeit his interest in an Individual SERP if he is terminated for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

A participant's "final average pay" for purposes of calculating the annual retirement benefit under an Individual SERP is the average of the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which occurs the earlier of the participant's death or termination of employment. In the event a change in control occurs (as defined in the Individual SERP), "final average pay" is the greater of (x) the amount determined above, and (y) the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which the change in control occurs.

We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark and Davis to assist us in providing benefits under the Group SERP and the Individual SERP (collectively, the "SERPs"). We are the owner and beneficiary of the insurance coverage for which all of the Group SERP and the Individual SERP premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs' benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.

Nonqualified Deferred Compensation

The following table provides information relating to our named executive officers' benefits in the nonqualified deferred compensation plans, including, with respect to each named executive officer, the aggregate contributions made by such named executive officer during the year ended December 31, 2013, the aggregate contributions made by the company during the year ended December 31, 2013, on behalf of the named executive officer, the aggregate interest or other earnings accrued during the year ended December 31, 2013, the aggregate value of withdrawals and distributions to the named executive officer during the year ended December 31, 2013 and balance of account as of December 31, 2013.

Nonqualified Deferred Compensation for the Year Ended December 31, 2013

	Executive Contributions in 2013	Registrant Contributions in 2013	Aggregate Earnings (Losses) in 2013	Aggregate Withdrawals/(Distributions)	Aggregate Balance at December 31, 2013
Name	($)	($)	($)	($)	($)
David M. Demshur	105,011	29,876	1,468,180	—	5,662,506
Richard L. Bergmark	12,364	11,816	153,451	—	765,504
Monty L. Davis	69,811	15,522	249,119	—	1,534,384

Since 2006, the Company has made matching contributions on all participant salary reduction deferrals to the plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Code. Distributions of a participant's plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a "key employee," distributions must be delayed for six months. A participant's plan benefits include the participant's deferrals, the vested portion of the employer's contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the plan to the participant's beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see "Components of Executive Compensation - Deferred Compensation Plan."

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and/or benefits to our named executive officers in the event of a termination of employment or a change in control of the Company. The terms described below are unique to the three named executive officers and were first put into place in 1998 and are not terms that have been granted to any other executive since then or would be granted to any future executive with the Company. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2013, and thus includes amounts earned through that date. The tables below provide estimates of the compensation and benefits that would be provided to the executives upon their termination of employment; however, in the event of an executive's separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Demshur, Bergmark and Davis Employment Agreements

Messrs. Demshur, Bergmark and Davis have employment agreements first entered into in 1998 which have included provisions governing the payment of severance benefits if employment is terminated by the executive for any reason or by the Company for any reason other than (1) death or disability, (2) for cause, or (3) the executive's material breach of a material provision of the employment agreement. In such event, our executive severance benefits will be comprised of:

a.	the payment of a lump-sum amount equal to the sum of:

◦	200% of his base salary as in effect immediately prior to the termination; and

◦	two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;

b.
provision of a benefits package for the executive and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to the executive and his spouse and dependent children immediately prior to termination, for as long as the executive and his spouse or dependent children are living;

c.	the provision of outplacement services at a cost not to exceed 100% of the executive's annual base salary as in effect immediately prior to the termination;

d.
the full and immediate vesting and exercisability of all of his outstanding stock options, which options shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such stock options were granted.

For purposes of calculating the lifetime medical benefits, we assume the following:

•	a discount rate of 5.00%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2013 Applicable Mortality Table for Lump Sums under the Pension Protection Act of 2006 (PPA);

•	a current medical trend of 8.8% per annum, decreasing in accordance with a schedule over time to 5.70% in 2015 and 5.3% in 2.036;

•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 70% for ages 65 and older; and

•	that the health plan is self-funded and will continue to be so in the future.

For purposes of calculating the welfare benefits, we assume the following:

•	the basic life insurance benefit was valued as a whole life premium at discount rate of 4.5%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2013 Applicable Mortality Table for Lump Sums under PPA;

•	the accidental death and disability coverage was valued as 10.8% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•
the long-term disability premium was escalated to 4% at age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.

If the executive's employment is terminated as a result of death or disability, the executive (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clause (b) and (d) above.

If the executive's employment is terminated for any reason within three years following a change in control, the executive will be entitled to the same benefits described above except that certain outstanding stock options shall remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and the lump-sum payment described in clause (a) above shall be equal to three times the sum of:

•	his base salary as in effect immediately prior to his termination of employment; and

•
the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.

The employment agreements generally use the following terms:

"Cause" means the executive has been convicted of any felony or a misdemeanor involving moral turpitude.

"Change in Control" means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.

Each executive's employment agreement contains a standard confidentiality and nonsolicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.

Upon a change in control, our named executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code (which imposes a 20% excise tax on certain excess parachute payments). In such case, we have agreed to pay each of our named executive officers a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, the named executive officer retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the Code.

The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation and (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments).

The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change. The Company will not add tax gross-up provisions in any future employment contracts.

The tables below reflect the amount of compensation that would be payable to each of the named officers in various scenarios involving termination of the named officer's employment, including following a change in control. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2013 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2013 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the officer's separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table.

David M. Demshur	Voluntary Termination on 12/31/2013	Early Retirement on 12/31/2013	Involuntary Not For Cause Termination on 12/31/2013	For Cause Termination on 12/31/2013	Termination related to Change-in-Control on 12/31/2013	Disability on 12/31/2013	Death on 12/31/2013
Compensation:
Severance	$1,820,000	$1,820,000	$1,820,000	$—	$2,730,000	$—	$—
Short-term Incentive	$1,638,000	$1,638,000	$1,638,000	$—	$5,460,000	$—	$—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	$—	$—	$—	$—	$11,276,170	$11,276,170	$11,276,170
Benefits & Perquisites:
Health and Welfare Benefits	$572,300	$572,300	$572,300	$—	$572,300	$572,300	$572,300
Outplacement Services	$910,000	$—	$910,000	$—	$910,000	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$10,406,526	$—	$—
Total	$4,940,300	$4,030,300	$4,940,300	$—	$31,354,996	$11,848,470	$11,848,470

Richard L. Bergmark	Voluntary Termination on 12/31/2013	Early Retirement on 12/31/2013	Involuntary Not For Cause Termination on 12/31/2013	For Cause Termination on 12/31/2013	Termination related to Change-in-Control on 12/31/2013	Disability on 12/31/2013	Death on 12/31/2013
Compensation:
Severance	$973,440	$973,440	$973,440	$—	$1,460,160	$—	$—
Short-term Incentive	$657,072	$657,072	$657,072	$—	$2,190,240	$—	$—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	$—	$—	$—	$—	$4,641,613	$4,641,613	$4,641,613
Benefits & Perquisites:
Health and Welfare Benefits	$573,100	$573,100	$573,100	$—	$573,100	$573,100	$573,100
Outplacement Services	$486,720	$—	$486,720	$—	$486,720	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$4,371,266	$—	$—
Total	$2,690,332	$2,203,612	$2,690,332	$—	$13,723,099	$5,214,713	$5,214,713

Monty L. Davis	Voluntary Termination on 12/31/2013	Early Retirement on 12/31/2013	Involuntary Not For Cause Termination on 12/31/2013	For Cause Termination on 12/31/2013	Termination related to Change-in-Control on 12/31/2013	Disability on 12/31/2013	Death on 12/31/2013
Compensation:
Severance	$973,440	$973,440	$973,440	$—	$1,460,160	$—	$—
Short-term Incentive	$657,072	$657,072	$657,072	$—	$2,190,240	$—	$—
Long-term Incentives:
Unvested and Accelerated Equity Award Programs	$—	$—	$—	$—	$4,641,613	$4,641,613	$4,641,613
Benefits & Perquisites:
Health and Welfare Benefits	$537,100	$537,100	$537,100	$—	$537,100	$537,100	$537,100
Outplacement Services	$486,720	$—	$486,720	$—	$486,720	$—	$—
Excise Tax & Gross-Up	$—	$—	$—	$—	$4,437,393	$—	$—
Total	$2,654,332	$2,167,612	$2,654,332	$—	$13,753,226	$5,178,713	$5,178,713

Nonqualified Deferred Compensation Plan.

See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the named executive officers under the Nonqualified Deferred Compensation Plan upon death or separation from service, and in connection with a change in control.

Supplemental Executive Retirement Plans.

Please see the Post-employment Benefit Plans table and narrative that follows the table for a discussion of the benefits payable to the named executive officers under the Group SERP and the Individual SERP upon death or separation from service, and in connection with a change in control. As described in the sections "Group SERP" and "Individual SERP" on page 38 of this proxy statement, if a participant in the Group SERP or an Individual SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement.

Equity Award Program.

Awards under our PSAP and RSAP will vest in full in the event a named executive officer's service is terminated by reason of his death or disability or upon the occurrence of a Change in Control. As of December 31, 2013, Messrs. Demshur, Bergmark and Davis do not have any outstanding RSAPs that would be triggered by a Change of Control; however as of that date, following the vesting of the 2011 PSAP award, Mr. Demshur has two PSAP awards worth $11.3 million, Mr. Bergmark has two PSAP awards worth $4.6 million and Mr. Davis has two PSAP awards worth $4.6 million.

COMPENSATION COMMITTEE REPORT

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•	reviewed and discussed the Company's disclosure set forth herein below the heading "Compensation Discussion and Analysis" with management; and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation Committee of the Board of Supervisory Directors.

COMPENSATION COMMITTEE
D. John Ogren (Chairman)
Charles L. Dunlap
Margaret Ann van Kempen

AUDIT COMMITTEE REPORT

For the year ended December 31, 2013, the Audit Committee consisted of Messrs. Kearney, Dunlap and Ogren. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee:

•	reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2013 with management and with the independent registered public accountants;

•
considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers' independence, and concluded that PricewaterhouseCoopers' independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers in fiscal 2013 for audit services, audit-related services, tax services and all other services, are set forth at "Audit Fee Summary" below); and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/investors/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's financial statements.

 The Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company's internal auditors and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Supervisory Directors.

AUDIT COMMITTEE
Michael C. Kearney (Chairman)
Charles L. Dunlap
D. John Ogren

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fee Summary

The Audit Committee approved in advance 100% of the non-audit fees. Set forth below is a summary of the total fees incurred with our independent registered public accounting firm, PricewaterhouseCoopers, during fiscal years 2013 and 2012. These fees consisted of:

	2013	2012
Audit Fees	$2,799,000	$2,855,000
Audit Related Fees	—	4,200
Tax Fees	111,000	126,500
All Other Fees	26,000	153,000
Total	$2,936,000	$3,138,700

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the AFM in The Netherlands, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related fees consist primarily of attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees. Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees. Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other public filings.

MATTERS TO BE VOTED ON

Item 1.    Election of Supervisory Directors

Our Articles of Association provide for one or more Supervisory Directors. Our Supervisory Board currently has eight members who are divided into three classes of Supervisory Directors. Each class is elected for a term of three years such that the term of one class of Supervisory Director expires at the annual meeting each year. In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director each year over the next few years. At the 2011 annual meeting, the shareholders elected Mr. Jan Willem Sodderland to replace Mr. Jacobus Schouten, coinciding with the resignation of Mr. Schouten from the Supervisory Board. At the 2012 annual meeting, the shareholders elected Ms. Margaret Ann van Kempen to replace Mr. Lex Vriesendorp, coinciding with the retirement of Mr. Vriesendorp from the Supervisory Board. At the 2013 annual meeting, the shareholders elected Mr. Charles L. Dunlap and Ms. Lucia van Geuns to replace Mr. Joseph Perna, coinciding with his scheduled retirement from the Supervisory Board, and Mr. Rene Joyce, following his early resignation from the Supervisory Board.

For the 2014 annual meeting, the Board of Supervisory Directors is proposing the re-election of three current members, effective at the time of the 2014 annual meeting. The Board of Supervisory Directors is proposing the re-election of Messrs. Demshur, Kearney and Sodderland as Class I Supervisory Directors. All three candidates are being nominated for terms expiring at the annual meeting in 2017. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for all three of the nominees, for two of the nominees, for one of the nominees or for none of the nominees. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the three nominees listed above. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The Supervisory Board recommends that shareholders vote “FOR” the three nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2.	Ratification of Appointment of PricewaterhouseCoopers as our Independent Registered Public Accounting Firm for 2014

The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of PricewaterhouseCoopers as our independent registered public accountants for the year ending December 31, 2014 subject to ratification by our shareholders. PricewaterhouseCoopers has acted as our independent registered public accountants since April 2002. We have invited representatives of PricewaterhouseCoopers to the annual meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers as our independent registered public accountants for 2014. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

In the event the appointment is not ratified, our Supervisory Board will consider the appointment of other independent accountants.

The Supervisory Board recommends that the shareholders vote “FOR” the ratification of PricewaterhouseCoopers' appointment as our independent registered public accountants for the year ending December 31, 2014 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3.	To Approve, on an Advisory Basis, the Compensation of our Named Executive Officers as described in the CD&A Section of this Proxy Statement

We and our Supervisory Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee's report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our named executive officers be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the named executive officers.

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement according to the compensation disclosure rules of the SEC. The Company intends to hold this vote annually. At the 2013 annual meeting, the Company's shareholders were requested to conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers. The Supervisory Board proposal seeking approval of the compensation of the Company's named executive officers for 2013 was approved with 93.5% of the votes cast in favor of such compensation at the 2013 annual meeting. Our continued focus on performance-based compensation has provided solid performance outcomes related to the Company's Total Shareholder Return (TSR) and specifically compared to the S&P 500 Index and our peer group and we believe our shareholders should again approve our executive compensation program.

We are therefore asking shareholders to vote on the following resolution:

The shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables.

As an advisory vote, Item 3 is non-binding. Although the vote is non-binding, the Supervisory Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. We recommend that our shareholders approve Item 3.

Vote Required

The affirmative vote of a majority of the shares of Core Laboratories N.V. common stock present or represented by proxy and voting at the annual meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Item 4.    Confirmation and Adoption of Annual Accounts

At the annual meeting, as required under Dutch law and our Articles of Association, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2013, which are our audited consolidated financial statements that are prepared in accordance with International Financial Reporting Standards. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.

The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Cancellation of our Repurchased Shares Held at 12:01 a.m. CET on May 13, 2014

At the annual meeting, our shareholders will be asked to resolve to cancel all of the shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), at 12:01 a.m. CET on May 13, 2014.

According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 16, 2013, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 16, 2014. Management believes it is in the best interest of our shareholders for shares held by the Company at 12:01 a.m. CET on May 13, 2014 to be canceled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company at 12:01 a.m CET on May 13, 2014 will be canceled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.

After the general meeting of shareholders, if this Item 5 is approved, we will file a copy of the extract of the minutes of the annual meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if more than one-half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote “FOR” the cancellation of our repurchased shares held by the Company at 12:01 a.m. CET on May 13, 2014, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Extension and Renewal of Existing Authority to Repurchase Shares

Pursuant to Dutch law and our Articles of Association, we and our subsidiaries are allowed to repurchase up to 50% of our issued share capital, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 16, 2013, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 16, 2014.

For the 2014 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 10% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5% above or below the average closing price of the three preceding trading days on the stock exchanges where the Company's stock is traded, and in no event to exceed $350.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2013, our shareholders have renewed that authorization such that the current period is set to expire on November 16, 2014. In 2013, we repurchased approximately 1,482,198 of our common shares for an aggregate purchase price of approximately $227.2 million . We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time through one or more purchases at the stock exchanges where our shares are listed or otherwise, for an 18-month period, until November 13, 2015, and such repurchased shares may be used for any legal purpose.

The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 10% of our issued share capital, as described herein, from time to time for the indicated periods from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the authorization of the Management Board to repurchase up to 10% of our issued share capital until November 13, 2015, through one or more purchases at the stock exchanges where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to be outside the range of between 5% above or below the average closing price of the three preceding trading days on the stock exchanges where the Company's stock is traded, and in no event to exceed $350.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7.    Extension of Authority to Issue Shares of Core Laboratories N.V. until November 13, 2015

Our current authorized share capital consists of 200 million common shares and 6 million preference shares, each share with a current par value of EUR 0.02. Under Dutch law and our Articles of Association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. Previous authorizations of the Supervisory Board to issue shares were effective for a period of up to five years and were renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on May 16, 2017. At the 2013 annual meeting, in light of our dual listing on the NYSE Euronext in Amsterdam and in line with best Dutch corporate governance practices, we reduced our requested authorization to 10% of our outstanding shares per annum (down from 20% in 2012) and for an eighteen (18) month period (down from five (5) years in 2012). We are seeking this same reduced authorization at the 2014 annual meeting. We currently do not have any specific plans, proposals or arrangements to issue any new shares of common stock for any purpose, with the exception of issuing repurchased shares for equity compensation as outlined in the proxy statement. However, in the ordinary course of our business, we may determine from time to time that the issuance of additional shares of common stock is necessary and in the best interests of the Company, including in connection with acquisitions, financings or equity compensation.

At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to a maximum of 10% of outstanding shares per annum for an eighteen month period from the date of the annual meeting until November 13, 2015. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, since our common shares are listed on the NYSE in New York and the NYSE Euronext in Amsterdam, the issuance of additional shares will remain subject to, inter alia, the rules of the NYSE and NYSE Euronext.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for an eighteen month period from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8.    Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 13, 2015

Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to the exercise of options granted under the LTIP and the Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Previous authorizations were effective for up to five years and were renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on May 16, 2017. For the 2013 annual meeting, in light of our dual listing on the NYSE Euronext in Amsterdam and in line with best Dutch corporate governance practices, we reduced our requested authorization to 10% of our common shares and/or preference shares per annum (down from 20% in 2012) and for an eighteen (18) month period (down from five (5) years in 2012). We are seeking this same reduced authorization at the 2014 annual meeting.

At the annual meeting, our shareholders will be asked to approve an extension of this authority for an eighteen (18) month period from the date of the annual meeting until November 13, 2015 to limit or eliminate preemptive rights up to a maximum of 10% of outstanding shares per annum. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, since our common shares are listed on the NYSE in New York and the NYSE Euronext in Amsterdam, the rights to limit or eliminate preemptive rights will remain subject to, inter alia, the rules of the NYSE and NYSE Euronext.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for an eighteen (18) month period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 9.     Approval of the Amendment and Restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan
The Supervisory Board adopted an amendment and restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan on February 6, 2014, subject to approval by the shareholders of the Company. The plan as amended and restated will be called the Core Laboratories N.V. 2014 Nonemployee Director Stock Incentive Plan (the “Director Plan”). The primary change effected by the amendment and restatement of the plan is to extend the term of the Director Plan through May 12, 2024.
Set forth below is a summary of the principal features of the Director Plan that is qualified in its entirety by reference to the full text of the Director Plan which is attached to this Proxy Statement as Appendix A.
General
The Director Plan is intended to provide an incentive to retain and attract persons of training, experience, and ability to serve as independent directors on the Supervisory Board, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the Director Plan and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the Director Plan provides for granting (a) stock options that do not qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a participant of unsecured and unfunded conditional rights to acquire common shares.
Number of Shares Subject to the Director Plan
No additional common shares are being authorized for issuance under the Director Plan in connection with this amendment and restatement of the predecessor plan. Accordingly, from and after December 31, 2013, subject to adjustment under certain circumstances (such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure), the aggregate maximum number of common shares authorized to be issued under the Director Plan pursuant to grants of stock options and restricted shares is equal to the sum of (a) 567,199 common shares (which is the number of common shares available under the predecessor plan (and not subject to outstanding awards) as of such date) and (b) the number of common shares subject to outstanding awards under the predecessor plan as of such date that must or may be settled in common shares. As of December 31, 2013, and prior to the amendment and restatement taking effect, there were a total of zero stock options outstanding. Common shares related to awards that are forfeited, terminated or that expire unexercised, and common shares that are withheld from an award of restricted shares to cover taxes relating to such award, shall immediately become available for awards under the Director Plan. Common shares that are withheld from an award of stock options to cover any exercise price or taxes relating to such award will not be available again for the granting of awards under the Director Plan. On March ___, 2014, the closing price of our common shares as reported by the NYSE was [$ ] per common share.
Our long-term plan is to limit the annual average dilution from our Director Plan to less than .05%. Annual average dilution is measured as the total number of shares under all outstanding equity awards under that Plan (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. For years 2011, 2012, and 2013, the annual average dilution was approximately 0.021%, 0.017% and 0.016%, respectively.

Administration
The Director Plan will be administered by the Supervisory Board. The Supervisory Board has full authority, subject to the terms of the Director Plan, to establish rules and regulations for the proper administration of the Director Plan, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards.
Eligibility
Any individual serving as a member of the Supervisory Board is eligible to participate in the Director Plan provided that such individual is not an employee of the Company or any of its subsidiaries and has not been an employee since the date of the most recent annual general meeting of our shareholders. As used in this summary of the Director Plan, the term “nonemployee director” refers to the individuals described in the preceding sentence. The selection of nonemployee directors, from among those eligible, who will receive awards under the Director Plan is within the discretion of the Supervisory Board. As of March 14, 2014, there were six nonemployee directors who were eligible to participate under the Director Plan.
Effective Date; Amendment and Termination of the Director Plan
The predecessor plan to the Director Plan originally became effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997, and June 28, 2006. The amendment and restatement of the plan into the Director Plan is effective as of May 13, 2014, provided that the amendment and restatement is approved by our shareholders on such date at the Annual Meeting. However, if our shareholders do not approve the Director Plan at the Annual Meeting, the amendment and restatement of the Director Plan will not be implemented and the Director Plan will continue to operate under its prior terms. If our shareholders do approve the Director Plan at the Annual Meeting, then, pursuant to the terms of the plan, no further awards may be granted under the Director Plan after May 12, 2024. The Supervisory Board may from time to time amend, modify, suspend or terminate the Director Plan for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the Director Plan may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the Director Plan that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is listed will be effective prior to approval of the shareholders of the Company.
Vesting
The Director Plan requires the Supervisory Board to set a minimum vesting period for any award granted under the plan at one year. However, any vesting schedule may be designed to vest in installments over the minimum vesting period and may be accelerated (in whole or in part) upon the occurrence of a change in control of the Company or a separation from service, as set forth in the Director Plan or the individual award agreement.
Stock Options
Any options will be evidenced by a written contract containing provisions consistent with the Director Plan and such other provisions as the Supervisory Board deems appropriate. An option granted under the Director Plan will not be treated as an incentive stock option within the meaning of Section 422 of the Code. The term of each option will be as specified by the Supervisory Board at the date of grant, and the effect of the termination of a nonemployee director’s service as a director will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to a nonemployee director will be determined by the Supervisory Board. The purchase price of each common share that is subject to an option will also be determined by the Supervisory Board, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid in cash, or, at the discretion of the Supervisory Board, in other common shares owned by the nonemployee director, by surrendering all or part of that or any other award under the Director Plan, or by any combination thereof.
Subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure, the terms of an outstanding option may not be amended without the approval of our shareholders so as to (a) reduce the purchase price of a common share under such option, (b) cancel such option in exchange for cash or other awards under the Director Plan when the purchase price of a common share under such option exceeds the fair market value of a common share or (c) otherwise reprice such option under generally accepted accounting principles.
Restricted Shares
An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Supervisory Board and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Supervisory Board, (b) the award recipient’s continued provision of services to the Company and its subsidiaries, whether in the capacity as a nonemployee director or otherwise, for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Supervisory Board in its sole discretion, or (d) a combination of any of the foregoing. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Supervisory Board. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Supervisory Board may establish.
Transferability
Unless otherwise determined by the Supervisory Board and provided in an award agreement, awards under the Director Plan are generally not transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order, or (c) with the consent of the Supervisory Board.
Change in Control
The Director Plan provides that each stock option will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the Director Plan).
United States Federal Income Tax Aspects of the Director Plan
Nonqualified Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option such as those granted under the Director Plan, and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock on the date of exercise over the option price paid for such shares. Upon the exercise of a nonqualified stock option granted under the Director Plan, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss.
Restricted Shares. A nonemployee director who has been granted restricted shares under the Director Plan consisting of common shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the nonemployee director and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the date of the award, in which case (a) we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

A nonemployee director who has been granted restricted shares under the Director Plan consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such nonemployee director of unsecured and unfunded conditional rights to acquire common shares will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the nonemployee director will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the nonemployee director by the Company at that time over the amount, if any, paid by the nonemployee director for such property, and we will be entitled to a corresponding deduction.
Section 162(m) of the Code. Subject to certain exceptions, Section 162(m) of the Code generally precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than its principal financial officer). Section 162(m) of the Code should not limit the deductibility of compensation paid under the Director Plan to our nonemployee directors.
Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the Director Plan to either be exempt from the application of, or to comply with, Section 409A of the Code.
Section 401(a) of the Code. The Director Plan is not qualified under Section 401(a) of the Code.
The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the Director Plan. No consideration has been given to the effects of foreign, state, local, or other tax laws on the Director Plan or award recipients, or the application of Dutch tax law to the Company.
Inapplicability of ERISA
Based upon current law and published interpretations, the Company does not believe the Director Plan is subject to any of the provisions of ERISA.
New Plan Benefits
The benefits or amounts that will be received by or allocated to non-executive directors other than executive officers, by reason of the amendment and restatement, are not yet determinable. Future awards are in the discretion of the Supervisory Board and cannot be determined at this time. The type or amount of awards that we have granted under the Director Plan in the past may also not be representative of the awards that we may grant in the future.
The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the 2006 Nonemployee Director Stock Incentive Plan into a 2014 amended and restated Director Plan.
The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amendment and Restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 10.     Approval of the Amendment and Restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan
The Supervisory Board adopted an amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan on February 6, 2014, subject to approval by our shareholders. The plan as amended and restated will be called the Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “LTIP”). The principal purposes of the amendment and restatement of the plan are to increase the number of shares authorized for issuance thereunder by 3,500,000 common shares, to extend the term of the LTIP through May 12, 2024 and to seek approval of the LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company's share repurchase program has effectively negated the dilution to shareholders for all awards made historically under the LTIP. The share repurchase program remains in effect and while there is no certainty that repurchases will continue, to the extent further shares are repurchased, the dilution impact of issuing further awards under the LTIP will be negated. If no further share repurchase were made, dilution caused by this additional 3.5 million shares authorized under the LTIP would cause total dilution to be less than 8%.

Set forth below is a summary of the principal features of the LTIP that is qualified in its entirety by reference to the full text of the LTIP which is attached to this Proxy Statement as Appendix B.
General
The LTIP is designed to retain selected employees of the Company and its subsidiaries and reward them for making significant contributions to our success. These objectives are to be accomplished by making awards under the LTIP and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the LTIP provides for granting (a) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account that we maintain to evidence accrual to a participant of unsecured and unfunded conditional rights to acquire common shares, (b) “incentive stock options” as defined in Section 422 of the Code, (c) stock options that do not constitute incentive stock options (“nonqualified stock options”) and (d) stock appreciation rights.
Number of Shares Subject to the LTIP; Award Limits
Subject to adjustment as provided in the LTIP, there shall be available for awards granted wholly or partly in common shares (including rights or options which may be exercised for or settled in common shares) during the term of the LTIP beginning as of May 13, 2014 (the "Effective Date") the sum of (i) 3,500,000 common shares, (ii) the number of common shares available for grant under the predecessor plan as of the day immediately preceding the Effective Date (for reference, as of December 31, 2013 this amount was 454,053 common shares), and (iii) the number of common shares subject to outstanding awards under the predecessor plan as of the day immediately preceding the Effective Date that must or may be settled in common shares (for reference, as of December 31, 2013 this amount was 540,059 common shares). As of March 14, 2014 and prior to the amendment and restatement taking effect, there were a total of zero (0) stock options outstanding. Common shares related to awards under the LTIP that are forfeited, terminated or that expire unexercised, and common shares that are withheld from an award of restricted shares to cover taxes relating to such award, shall immediately become available for awards under the LTIP. Common shares that are withheld from an award of stock options or stock appreciation rights to cover any exercise price or taxes relating to such award will not be available again for the granting of awards under the LTIP. On March ___, 2014, the closing price of our common shares as reported by the NYSE was $[] per common share.

Our long-term plan is to limit the annual average dilution from our LTIP to less than 2%. Annual average dilution is measured as the total number of shares under all outstanding equity awards under that Plan (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of common shares outstanding for that year. For years 2011, 2012, and 2013, the annual average dilution was approximately 0.379%, 0.396%, and 0.384%, respectively.

The maximum number of common shares that may be subject to awards under the LTIP granted to any one individual during any calendar year may not exceed 1,600,000 common shares, subject to adjustment under certain circumstances (such as upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure).
Administration
The LTIP is administered by a committee or subcommittee (the “Committee”) of, and appointed by, the Supervisory Board, and such committee or subcommittee must be comprised solely of two or more individuals who qualify as nonemployee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and with respect to awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the members shall also qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code. No member of the Committee is eligible to receive an award under the LTIP.
The Committee has full authority, subject to the terms of the LTIP, to establish rules and regulations for the proper administration of the LTIP, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards.
The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the LTIP pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants in the LTIP who are then subject to Section 16 of the Exchange Act. The Committee will also refrain from delegating authority to anyone other than the Committee with respect to awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

Eligibility
All of the employees of the Company and its subsidiaries (which totaled approximately 5,000 employees as of March [__], 2014) are eligible to participate in the LTIP. The selection of employees, from among those eligible, who will receive awards under the LTIP is within the discretion of the Committee.

Effective Date, Amendment and Termination of the LTIP
The predecessor plan to the LTIP originally became effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997 and February 13, 2007. This amendment and restatement of the plan into the LTIP is effective as of May 13, 2014, provided that the amendment and restatement is approved by our shareholders on such date at the Annual Meeting. However, if our shareholders do not approve the LTIP at the Annual Meeting, the amendment and restatement of the LTIP will not be implemented and the LTIP will continue to operate under its prior terms. If our shareholders do not approve the LTIP, we will not be eligible to grant awards under the LTIP that qualify as “performance-based” compensation under Section 162(m) of the Code (as further described below). If our shareholders do approve the LTIP at the Annual Meeting, then, pursuant to the terms of the plan, no further awards (including incentive stock options) may be granted under the LTIP after May 12, 2024 (which is 10 years from the date upon which the amendment and restatement of the plan would be approved by our shareholders). The Supervisory Board may from time to time amend, modify, suspend or terminate the LTIP for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the LTIP may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the LTIP that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which we are listed will be effective prior to approval of our shareholders.
Vesting
The LTIP requires the Committee to set a minimum vesting period for any time-based vesting award granted under the plan at three years, and with respect to a performance-based vesting award, at a minimum vesting period of one year. However, any vesting schedule may be designed to vest in installments over the minimum vesting period and may be accelerated (in whole or in part) upon the occurrence of a change in control of the Company or a separation from service, as set forth in the LTIP or the individual award agreement.
Restricted Shares
An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Committee and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a common share, (2) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (3) the Company’s earnings per share, (4) the total return to holders of common shares based upon price appreciation and dividends paid, (5) the Company’s market share, (6) the market share of a business unit of the Company designated by the Committee, (7) the Company’s sales, (8) the sales of a business unit of the Company designated by the Committee, (9) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (10) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, or (11) the return on capital, assets or shareholders’ equity achieved by the Company; (b) the award recipient’s continued employment with the Company and its subsidiaries for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. The performance measures described in clause (a) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon our future performance or the future performance of any of our subsidiaries, divisions or departments. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Committee may establish. If an Award of restricted shares is intended to constitute “performance-based” compensation under Section 162(m) of the Code, the following additional restrictions shall apply: (w) the applicable performance target or targets shall be chosen solely from the criteria set forth in clause (a) of this paragraph; (x) the performance period applicable to the award shall be measured over a performance period not to exceed ten years, as specified in the award agreement; (y) performance targets shall be established in accordance with in the time frames set forth in Section 162(m) of the Code; and (z) if required by Section 162(m) of the Code, all determinations by the Committee as to the establishment of performance targets, the achievement of performance targets, or the size of the award shall be made in writing.

Stock Options
All options will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The status of each grant of an option as an incentive stock option or a nonqualified stock option will be designated by the Committee at the time of grant. The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years in the case of incentive stock options), and the effect of an employee’s termination of employment will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to an employee will be determined by the Committee. The purchase price of each common share that is subject to an option will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid by an employee in cash, or, at the discretion of the Committee, in other common shares owned by the employee, by surrendering all or part of that or any other award under the LTIP, or by any combination thereof. Subject to adjustment under certain circumstances (such as a reorganization, stock split, recapitalization, or other change in our capital structure), the Committee may not, without the approval of our shareholders, (i) lower the purchase price under any outstanding stock option granted under the LTIP, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the fair market value of the underlying shares in exchange for cash, another award under the LTIP or other equity.
Stock Appreciation Rights
A stock appreciation right is a right to acquire our common shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the fair market value of the shares with respect to which the right is exercised over the exercise price therefor. All stock appreciation rights will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The number of shares for which a stock appreciation right is granted to an employee will be determined by the Committee. The exercise price of each common share that is subject to a stock appreciation right will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other changes in our capital structure) such exercise price will be no less than the fair market value of a common share on the date that the stock appreciation right is granted. A stock appreciation right may be granted in connection with an option awarded under the LTIP or independently of such an option. If a stock appreciation right is granted in connection with an option awarded under the LTIP, then the exercise of the stock appreciation right will result in the surrender of the right to purchase a number of shares under the stock option equal to the number of shares with respect to which the stock appreciation right is exercised (and vice versa). Stock appreciation rights will be subject to repricing restrictions similar to those described in the preceding paragraph relating to stock options.
Transferability
Unless otherwise determined by the Committee and provided in an award agreement, awards under the LTIP are generally not transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder (a “QDRO”), or (c) with the consent of the Committee. The preceding sentence notwithstanding, no award of an incentive stock option under the LTIP will be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise permitted under applicable provisions of the Code.
Change in Control
The LTIP provides that each stock option and stock appreciation right will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the LTIP).
United States Federal Income Tax Aspects of the LTIP
Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option such as those granted under the LTIP (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the employee. Upon the exercise of a nonqualified stock option or a stock appreciation right granted under the LTIP, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the employee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss.
Incentive Stock Options. The incentive stock options under the LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
Restricted Shares. An individual who has been granted restricted shares under the LTIP consisting of common shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the recipient of the award and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.
An individual who has been granted restricted shares under the LTIP consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such individual of unsecured and unfunded conditional rights to acquire common shares will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the recipient of the award will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the holder by the Company at that time over the amount, if any, paid by the holder for such property, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction.
Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than its principal financial officer). However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, we believe that the income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the LTIP should qualify as performance-based compensation, and, accordingly, our deductions for such compensation should not be limited by Section 162(m) of the Code. The LTIP has been designed to provide flexibility with respect to whether restricted shares awarded by the Committee will qualify as performance-based compensation under Section 162(m) of the Code. We believe that certain awards of restricted shares by the Committee under the LTIP will so qualify and our deductions with respect to such awards should not be limited by Section 162(m) of the Code. However, certain awards of restricted shares made by the Committee and all awards of options, stock appreciation rights and restricted shares made by a delegate of the Committee will not qualify as performance-based compensation, and, therefore, our compensation expense deductions relating to such awards will be subject to the deduction limitation of Section 162(m) of the Code.
Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the LTIP to either be exempt from the application of, or to comply with, Section 409A of the Code.
Section 401(a) of the Code. The LTIP is not qualified under Section 401(a) of the Code.
The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the LTIP. No consideration has been given to the effects of foreign, state, local, or other tax laws on the LTIP or award recipients, or the application of Dutch tax law to the Company.
Inapplicability of ERISA
Based upon current law and published interpretations, we do not believe the LTIP is subject to any of the provisions of ERISA.
New Plan Benefits
The benefits or amounts that will be received by or allocated to employees, by reason of the amendment and restatement of the predecessor plan into the LTIP, are generally not yet determinable as future awards are in the discretion of the Committee and cannot be determined at this time. The type or amount of awards that we have granted under the predecessor plan to the LTIP in the past may also not be representative of the awards that we may grant in the future under the LTIP. However, the performance-based restricted share awards (which are denominated in units of common shares) that were granted to our named executive officers and other employees under the predecessor plan to the LTIP on February 13, 2013 and February 10, 2014 are contingent on shareholder approval at the Annual Meeting of the proposed amendment and restatement of the predecessor plan into the LTIP, and such awards will be forfeited if such amendment and restatement is not so approved. The following table provides certain information with respect to such contingent awards.

LTIP

Name and Principal Position	Grant Date	Dollar Value ($) (1)	Number of Units
David M. Demshur	2/13/2013	$3,500,024	29,218
President and Chief Executive Officer	2/10/2014	$3,640,145	19,946
Richard L. Bergmark	2/13/2013	$1,404,059	11,721
Executive Vice President and Chief Financial Officer	2/10/2014	$1,460,183	8,001
Monty L. Davis	2/13/2013	$1,404,059	11,721
Senior Vice President and Chief Operating Officer	2/10/2014	$1,460,183	8,001
Executive Group	2/13/2013	$6,308,142	52,660
	2/10/2014	$6,560,511	35,948
Non-Executive Director Group	2/13/2013	$—	0
	2/10/2014	$—	0
Non-Executive Officer Employee Group	2/13/2013	$3,234,330	27,000
	2/10/2014	$3,212,000	17,600

(1)
The amounts included in the "Dollar Value ($)" column include the aggregate grant date fair value of the awards granted on the indicated dates, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended 2013 and are included in our annual report on Form 10-K. See "Information About our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards.

The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the 2007 Long-Term Incentive Plan into a 2014 amended and restated LTIP.
The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amendment and Restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 11.     Other Matters to Be Voted On

The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2015 Annual Meeting; Shareholder Proposals

Any shareholder who qualifies under applicable law to have the right to submit a matter for inclusion in the Company's proxy material for consideration at the 2015 annual meeting may submit such matter to the Company. As a company registered in the Netherlands, we are governed by Dutch company law rules regarding the rights of shareholders to submit a matter for inclusion in the Company's proxy material for consideration at an annual meeting. Effective July 1, 2013, Dutch company law rules were amended to increase the minimum threshold in order for shareholders to submit an item for the agenda of the annual meeting. Following that amendment, Dutch law requires that an agenda item may only be submitted by one or more shareholders representing at least three percent (3%) of the issued share capital of the Company. The Company’s Articles of Association follow this law and are not more restrictive than this. In order for such matter to be included in the Company's proxy materials or presented at the 2015 annual meeting, the qualified shareholder(s) must submit the matter to the Company's Secretary at the address indicated on page 5 of this proxy statement not later than the 60th day before the date on which the 2015 annual meeting will be held. At this point, the Company anticipates conducting the 2015 annual meeting in mid-May, 2015.

The Right of Shareholders to Request a Shareholder Meeting

Just as with the right of shareholders to submit an item for the agenda, we also follow the full contours of Dutch law, without further restriction, on the rights of shareholders to request a shareholder meeting. Our Articles of Association (art. 18.3) specifically mandate that shareholder meetings can be convened by shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Management and Supervisory Boards to convene a meeting within six weeks and also provides a procedure to approach the Court, if those Boards fail to call such a meeting.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company's proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, The Netherlands
March ___, 2014

CORE LABORATORIES N.V. C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.
The Board of Supervisory Directors recommends that you vote FOR the following:	For	Withhold
1. To re-elect three Class I Supervisory Directors to serve until our annual meeting in 2017 and until their successors shall have been duly elected and qualified;
1a) David M. Demshur	☐	☐
1b) Michael C. Kearney	☐	☐
1c) Jan Willem Sodderland	☐	☐

	For	Against	Abstain		For	Against	Abstain
The Board of Supervisory Directors recommends you vote FOR the following proposals:
2. To ratify the appointment of PricewaterhouseCoopers as our Company's independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐
7. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015.
					☐	☐	☐
3. To approve, on an advisory basis, the compensation, philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables.
	☐	☐	☐
8. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 13, 2015.
					☐	☐	☐
4. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2013.	☐	☐	☐	9. Approval of the Amendment and Restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan.	☐	☐	☐
5. To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CET on May 13, 2014.	☐	☐	☐	10. Approval of the Amendment and Restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan.	☐	☐	☐
6. To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 13, 2015, and such repurchased shares may be used for any legal purpose.
	☐	☐	☐	NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M52481-P33425-P33515

CORE LABORATORIES N.V.
Annual Meeting of Shareholders
May 13, 2014 2:30 PM CET
This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Tuesday, May 13, 2014.

The undersigned hereby constitutes and appoints each member of the Supervisory Board, Mark Elvig, general counsel of the Company, Jacobus Schouten, as well as Jaap Stoop, and any other lawyer or Notary working with NautaDutilh N.V., the Company's Dutch legal counsel, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX Amsterdam The Netherlands, on Tuesday, May 13, 2014 at 2:30 p.m. CET and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES FOR SUPERVISORY DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

Address Changes/Comments:

If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

APPENDIX A

CORE LABORATORIES N.V.
2014 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
1.    Objectives. The Core Laboratories N.V. 2014 Nonemployee Director Stock Incentive Plan (the “Plan”) is intended to provide an incentive to retain and attract persons of training, experience, and ability to serve as independent directors on the Board of Supervisory Directors of Core Laboratories N.V. (the “Company”), to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 2006 Nonemployee Director Stock Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 13, 2014, provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2014 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement shall be void and of no effect. Notwithstanding any provisions herein to the contrary, each award granted under the Prior Plan prior to the effective date of this amendment and restatement shall be subject to the terms and provisions of the Prior Plan as in effect prior to this amendment and restatement of the Prior Plan into the Plan.
2.    Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Award” means the grant of an Option or Restricted Shares, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Board may establish in order to fulfill the objectives of the Plan.
“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.
“Board” means the Board of Supervisory Directors of the Company.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Common Shares” means the Common Shares, par value 0.02 € per share, of the Company.
“Director” means any individual serving as a member of the Board.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” means, as of a particular date, the final closing price per Common Share, if the Common Shares are listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Board); or, if no closing price is reported on that date, on the last preceding date on which such closing price per Common Share is so reported. If the Common Shares are traded over the counter at the time a determination of the Fair Market Value of a Common Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of a Common Share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a Common Share cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Board in good faith.
“Nonemployee Director” means any Director who is not an employee of the Company or any Subsidiary and has not been an employee since the date of the most recent annual general meeting of shareholders of the Company.
“Option” means a nonqualified stock option within the meaning of Section 83 of the Code.
“Participant” means a Nonemployee Director to whom an Award has been made under the Plan.

“Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.
“Subsidiary” means any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity.
3.    Eligibility. All Nonemployee Directors are eligible for Awards under the Plan. The Board in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any Nonemployee Director any right to participate in the Plan or to be granted an Award.
4.    Common Shares Available for Awards. No additional Common Shares shall be made available for the grant of Awards under the Plan in connection with the amendment and restatement of the Prior Plan. Accordingly, from and after December 31, 2013, subject to adjustment as provided in Section 13, there shall be available for Awards granted under the Prior Plan and the Plan wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) the sum of (i) 567,199 Common Shares (which is the number of Common Shares available under the Prior Plan (and not subject to outstanding Awards) as of such date) and (ii) the number of Common Shares subject to outstanding Awards under the Prior Plan as of such date that must or may be settled in Common Shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares related to Awards that are forfeited, terminated or that expire unexercised, and Common Shares that are withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Common Shares that are withheld from an Award of Options to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any Common Shares that are issued will be issued in registered form only and no share certificates shall be issued. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.
5.    Administration. The Plan shall be administered by the Board, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. The Board may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Board deems necessary or desirable to carry it into effect. Any decision of the Board in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Board shall be liable for anything done or omitted to be done by him or her or by any other member of the Board in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.
6.    Awards. The Board shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board in its sole discretion and shall be signed by the Participant and by the Managing Director, the Chief Executive Officer, the President, the Secretary or any Vice President of the Company for and on behalf of the Company. The Board shall set a minimum vesting period for any Award granted under the Plan at one year; provided, however, that any vesting schedules may be designed to vest in installments over the minimum vesting period and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 6 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other Nonemployee Director plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Nonemployee Director by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award.
(a)    Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Board in the Award Agreement or otherwise. An Option granted under the Plan shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code. The purchase price of each Common Share that is subject to an Option granted pursuant to the Plan shall be determined by the Board but, subject to adjustment as provided in Section 13, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such Option is granted.
(b)    Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Board and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Board, (ii) the Award recipient’s continued provision of services to the Company and its Subsidiaries, whether in the capacity as a Nonemployee Director or otherwise, for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Board in its sole discretion, or (iv) a combination of any of the foregoing. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Board. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Board may establish.
(c)    Change in Control. An Option shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of May 13, 2011, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
7.    Substitution of Awards; Prohibition on Repricing of Certain Options. At the discretion of the Board, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Subject to the provisions of Section 13, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the purchase price of a Common Share under any outstanding Option, (ii) cancel any outstanding Option in exchange for cash or other Awards when the purchase price of a Common Share under the Option exceeds the Fair Market Value of a Common Share or (iii) otherwise reprice any Option under generally accepted accounting principles.
8.    Option Exercise. The price at which Common Shares may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Board, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Board shall determine acceptable methods for tendering Common Shares or Awards to exercise an Option as it deems appropriate. If permitted by the Board, payment may be made by successive exercises by the Participant. The Board may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company (to the extent permissible under applicable law) or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Board.
9.    Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Board may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
10.    Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 10, no further Awards may be granted under the Plan after May 12, 2024. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all Options granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.
11.    Termination of Service as a Director. Upon the termination of a Nonemployee Director’s service as a Director, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Board may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.
12.    Assignability. Unless otherwise determined by the Board and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder, or (iii) with the consent of the Board. The Board may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 12 or the terms of an Award Agreement shall be null and void.
13.    Adjustments.
(a)    The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
(b)    In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Board shall adjust proportionally (i) the number of Common Shares reserved under the Plan and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Board shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the Options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.
14.    Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law.
15.    Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
16.    Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until Common Shares are issued to such Participant.
17.    Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
18.    Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997 and June 28, 2006. This amendment and restatement of the Plan shall be effective as provided in Section 1.
19.    Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly.
20.     Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.
21.     Miscellaneous. The granting of any Award shall not impose upon the Company, the Board, or any other Directors any obligation to nominate any Participant for election as a Director and the right of the shareholders of the Company to remove any person as a Director of the Company shall not be diminished or affected by reason of the fact that an Award has been granted to such person.

APPENDIX B

CORE LABORATORIES N.V.
2014 LONG-TERM INCENTIVE PLAN

(as Amended and Restated Effective as of May 13, 2014)

1. Objectives . The Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “Plan”) is designed to retain selected employees of Core Laboratories N.V. (the “Company”) and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 13, 2014 (the “Effective Date”), provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2014 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Prior Plan shall be void ab initio and the Prior Plan shall continue in effect.

2. Definitions . As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of a Nonqualified Option, an ISO, Restricted Shares, or Stock Appreciation Rights, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.

“Board” means the Board of Supervisory Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3; provided, however, that with respect to an Award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code, each Committee member shall also qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

“Common Shares” means the Common Shares, par value 0.02 € per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of a particular date, the final closing price per Common Share, if the Common Shares are listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price per Common Share is so reported. If the Common Shares are traded over the counter at the time a determination of the Fair Market Value of a Common Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of a Common Share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a Common Share cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith.

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Option” means a nonqualified stock option within the meaning of Section 83 of the Code.

“Participant” means an eligible employee of the Company or any of its Subsidiaries to whom an Award has been made under the Plan.

“Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

“Subsidiary” means (i) with respect to Awards of Nonqualified Options, Restricted Shares, and Stock Appreciation Rights, any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

3. Eligibility. All employees of the Company and its Subsidiaries are eligible for Awards under the Plan. The Committee in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in the Plan or to be granted an Award.

4. Common Shares Available for Awards. Subject to adjustment as provided in Section 14, there shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan beginning as of the Effective Date the sum of (i) 3,500,000 Common Shares, (ii) the number of Common Shares available for grant under the Prior Plan as of the day immediately preceding the Effective Date and (iii) the number of Common Shares subject to outstanding Awards under the Prior Plan as of the day immediately preceding the Effective Date that must or may be settled in Common Shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award, and Common Shares related to Awards that are forfeited, terminated or that expire unexercised, and Common Shares that are withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Notwithstanding the foregoing, Common Shares that are withheld from an Award of ISOs, Nonqualified Options or Stock Appreciation Rights to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any Common Shares that are issued will be issued in registered form only and no share certificates shall be issued. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. Subject to any limitations imposed under Section 162(m) of the Code, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to: (i) grant Awards to, or take other action with respect to, Participants who are then subject to Section 16 of the Exchange Act, or (ii) grant Awards or take any action with respect to Awards that are intended to constitute “performance-based” compensation under Section 162(m) of the Code.

7. Awards. The Committee shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Managing Director, Chief Executive Officer, President, or any Vice President of the Company for and on behalf of the Company. The Committee shall set a minimum vesting period for any time-based vesting Award granted under the Plan at three years, and with respect to a performance-based vesting Award, at a minimum vesting period of one year; provided, however, that such vesting schedules may be designed to vest in installments over the minimum vesting periods and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Common Shares that may be subject to Awards granted to any one individual during any calendar year may not exceed 1,600,000 Common Shares, subject to adjustment as provided in Section 14. The limitation set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of Section 162(m) of the Code to satisfy the requirements of such Section, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Common Shares subject to Awards that are canceled or repriced.

(a) Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. A stock option granted pursuant to the Plan may be in the form of a Nonqualified Option or an ISO. The purchase price of each Common Share that is subject to a Nonqualified Option or an ISO granted pursuant to the Plan shall be determined by the Committee but, subject to adjustment as provided in Section 14, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such stock option is granted. Each ISO Award shall, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Code and, notwithstanding anything herein to the contrary, (1) the exercise price of the ISO may not be less than 110% of the Fair Market Value of the Common Shares at the time of grant if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary, (2) no ISO granted to any person shall be exercisable after the expiration of ten years from the date of grant of such ISO, (3) no ISO granted to any person who, at the time of such grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary may, by its terms, be exercisable after the expiration of five years from the date of grant of such ISO, and (4) an ISO granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s stock options will not constitute ISOs because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. Except as provided in Section 14, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding stock option granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the Fair Market Value of the underlying shares in exchange for cash, another Award or other equity.

(b) Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Committee that are based on (A) the price of a Common Share, (B) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (C) the Company’s earnings per share, (D) the total return to holders of Common Shares based upon price appreciation and dividends paid, (E) the Company’s market share, (F) the market share of a business unit of the Company designated by the Committee, (G) the Company’s sales, (H) the sales of a business unit of the Company designated by the Committee, (I) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (J) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, or (K) the return on capital, assets or shareholders’ equity achieved by the Company, (ii) the Award recipient’s continued employment with the Company and its Subsidiaries for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Committee. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Committee may establish. If an Award of Restricted Shares is intended to constitute “performance-based” compensation under Section 162(m) of the Code, the following additional restrictions shall apply: (w) the applicable performance target or targets shall be chosen solely from the criteria set forth in clause (i) of this paragraph; (x) the performance period applicable to the Award shall be measured over a performance period not to exceed ten years, as specified in the Award Agreement; (y) performance targets shall be established in accordance with in the time frames set forth in Section 162(m) of the Code; and (z) if required by Section 162(m) of the Code, all determinations by the Committee as to the establishment of performance targets, the achievement of performance targets, or the size of the Award shall be made in writing.

(c) Stock Appreciation Rights. An Award may consist of a Stock Appreciation Right with respect to a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. The exercise price of each Common Share that is subject to a Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Section 14, such exercise price shall not be less than the Fair Market Value of a Common Share on the date such Stock Appreciation Right is granted. A Stock Appreciation Right may be granted in connection with a stock option granted under the Plan or independently of such a stock option. If a Stock Appreciation Right is granted in connection with a stock option granted under the Plan, then the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under such stock option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an ISO, such right shall be exercisable only when the Fair Market Value of the Common Share exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Stock Appreciation Rights shall be subject to restrictions similar to those provided in the last sentence of Section 7(a) with respect to Stock Options.

(d) Change in Control . A Nonqualified Option, an ISO or a Stock Appreciation Right granted pursuant to the Plan shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of May 13, 2011, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

8. Substitution of Awards. At the discretion of the Committee and subject to the rules and restrictions of Section 409A of the Code, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9. Stock Option Exercise. The price at which Common Shares may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Shares or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company (to the extent permissible under applicable law) or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Committee.

10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 11, no further Awards may be granted under the Plan after 10 years from the date this amended and restated Plan is adopted by the shareholders. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all ISOs, Nonqualified Options and Stock Appreciation Rights granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.

12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, subject to any limitations imposed under Section 162(m) of the Code, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) or (iii) with the consent of the Committee. The preceding sentence notwithstanding, no ISO Award under the Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise provided in Sections 421 or 422 of the Code. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 or the terms of an Award Agreement shall be null and void.

14. Adjustments.

(a) The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Committee shall adjust proportionally: (i) the number of Common Shares reserved under the Plan, the maximum number of Common Shares that may be subject to Awards granted to any one individual during a calendar year, and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Committee shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options or Stock Appreciation Rights that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the options or Stock Appreciation Rights and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

15. Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law.

16. Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. No Employment Guaranteed. No provision of the Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.

18. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until Common Shares are issued to such Participant.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment or settlement under an Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A of the Code), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and, except as otherwise provided in an Award Agreement, paid in a lump sum without interest.

21. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997 and February 13, 2007. This amendment and restatement of the Plan shall be effective as provided in Section 1.